Exhbit 99.3

                                                   PROTECTIVE LIFE CORPORATION
                                                CONSOLIDATED STATEMENTS OF INCOME

                                                                                           Year Ended December 31
                                                                               ---------------------------------------------
                                                                                   2003            2002           2001
----------------------------------------------------------------------------------------------------------------------------
                                                                                 (dollars in thousands, except per share
                                                                                                 amounts)
Revenues
Premiums and policy fees                                                         $1,670,312     $1,561,717    $1,389,820
Reinsurance ceded                                                                  (934,435)      (751,396)     (771,151)
----------------------------------------------------------------------------------------------------------------------------
Net of reinsurance ceded                                                            735,877        810,321       618,669
Net investment income                                                             1,030,752      1,022,953       880,141
Realized investment gains (losses)
     Derivative financial instruments                                                12,550         28,308        (1,114)
     All other investments                                                           58,064            910        (8,740)
Other income                                                                        120,282        100,196       120,647
----------------------------------------------------------------------------------------------------------------------------
     Total revenues                                                               1,957,525      1,962,688     1,609,603
----------------------------------------------------------------------------------------------------------------------------
Benefits and expenses
Benefits and settlement expenses (net of reinsurance ceded:
     2003 - $932,164; 2002 - $712,866; 2001 - $609,996)                           1,151,574      1,167,085       972,624
Amortization of deferred policy acquisition costs                                   225,107        267,662       147,058
Amortization of goodwill                                                                  0              0         3,555
Other operating expenses (net of reinsurance ceded:
     2003 - $144,921; 2002 - $176,871; 2001 - $167,243)                             255,432        262,898       276,770
----------------------------------------------------------------------------------------------------------------------------
     Total benefits and expenses                                                  1,632,113      1,697,645     1,400,007
----------------------------------------------------------------------------------------------------------------------------
Income from continuing operations before income tax                                 325,412        265,043       209,596
----------------------------------------------------------------------------------------------------------------------------
Income tax expense
     Current                                                                         30,451         51,247        64,667
     Deferred                                                                        77,911         36,441         3,871
----------------------------------------------------------------------------------------------------------------------------
     Total income tax expense                                                       108,362         87,688        68,538
----------------------------------------------------------------------------------------------------------------------------
Net income from continuing operations before                                        217,050        177,355       141,058
     cumulative effect of change in accounting principle
Loss from discontinued operations, net of income tax                                      0              0        (9,977)
Loss from sale of discontinued operations, net of income tax                              0              0       (20,545)
----------------------------------------------------------------------------------------------------------------------------
Net income before cumulative effect of change                                       217,050        177,355       110,536
     in accounting principle
Cumulative effect of change in accounting principle, net of income tax                    0              0        (7,593)
----------------------------------------------------------------------------------------------------------------------------
Net income                                                                        $ 217,050      $ 177,355     $ 102,943
============================================================================================================================
Net income from continuing operations before cumulative effect of                 $    3.10      $    2.54     $    2.02
     change in accounting principle per share - basic
Net income per share - basic                                                      $    3.10      $    2.54     $    1.48
Net income from continuing operations before cumulative effect of
     change  in accounting principle per share - diluted                          $    3.07      $    2.52     $    2.01
Net income per share - diluted                                                    $    3.07      $    2.52     $    1.47
Cash dividends paid per share                                                     $     .63      $     .59     $     .55
----------------------------------------------------------------------------------------------------------------------------

See Notes to Consolidated Financial Statements.

                                                   PROTECTIVE LIFE CORPORATION
                                                   CONSOLIDATED BALANCE SHEETS

                                                                                               December 31
                                                                                  ------------------------------------
                                                                                        2003             2002
----------------------------------------------------------------------------------------------------------------------
                                                                                       (dollars in thousands)
Assets
Investments:
Fixed maturities, at market (amortized cost: 2003 - $12,743,213;
     2002 - $11,221,365)                                                            $13,355,911        $11,664,065
     Equity securities, at market (cost: 2003 - $45,379;
     2002 - $66,820)                                                                     46,731             64,523
     Mortgage loans                                                                   2,733,722          2,518,152
     Investment real estate, net of accumulated depreciation (2003 - $1,377;
     2002 - $1,137)                                                                      18,126             20,711
     Policy loans                                                                       502,748            543,161
     Other long-term investments                                                        249,494            222,490
     Short-term investments                                                             519,419            448,399
----------------------------------------------------------------------------------------------------------------------
     Total investments                                                               17,426,151         15,481,501
Cash                                                                                    136,698            101,953
Accrued investment income                                                               189,232            181,966
Accounts and premiums receivable, net of allowance for uncollectible amounts
     (2003 - $2,617; 2002 - $2,825)                                                      57,944             61,425
Reinsurance receivables                                                               2,350,606          2,368,068
Deferred policy acquisition costs                                                     1,861,020          1,707,253
Goodwill                                                                                 47,312             47,312
Property and equipment                                                                   45,640             41,324
Other assets                                                                            238,581            309,791
Assets related to separate accounts
     Variable annuity                                                                 2,045,038          1,513,824
     Variable universal life                                                            171,408            114,364
     Other                                                                                4,361              4,330
----------------------------------------------------------------------------------------------------------------------
                                                                                    $24,573,991        $21,933,111
======================================================================================================================

See Notes to Consolidated Financial Statements.

                                                   PROTECTIVE LIFE CORPORATION
                                                   CONSOLIDATED BALANCE SHEETS
                                                           (continued)

                                                                                             December 31
                                                                             ----------------------------------------
                                                                                     2003               2002
---------------------------------------------------------------------------------------------------------------------
                                                                                    (dollars in thousands)
Liabilities
Policy liabilities and accruals
     Future policy benefits and claims                                             $ 8,948,131         $ 8,248,182
     Unearned premiums                                                                 784,566             875,956
---------------------------------------------------------------------------------------------------------------------
     Total policy liabilities and accruals                                           9,732,697           9,124,138
Stable value product account balances                                                4,676,531           4,018,552
Annuity account balances                                                             3,480,577           3,697,495
Other policyholders' funds                                                             158,875             174,140
Other liabilities                                                                      875,652             698,677
Accrued income taxes                                                                   (34,261)              3,186
Deferred income taxes                                                                  377,990             242,593
Liabilities related to variable interest entities                                      400,000                   0
Long-term debt                                                                         461,329             406,110
Subordinated debt securities                                                           221,650             215,000
Liabilities related to separate accounts
     Variable annuity                                                                2,045,038           1,513,824
     Variable universal life                                                           171,408             114,364
     Other                                                                               4,361               4,330
---------------------------------------------------------------------------------------------------------------------
     Total liabilities                                                              22,571,847          20,212,409
---------------------------------------------------------------------------------------------------------------------
     Commitments and contingent liabilities - Note 6
---------------------------------------------------------------------------------------------------------------------
Share-owners' equity
Preferred Stock, $1 par value
     Shares authorized: 3,600,000
     Issued: none
Junior Participating Cumulative
     Preferred Stock, $1 par value
     Shares authorized: 400,000
     Issued: none
Common Stock, $.50 par value
     Shares authorized: 2003 and 2002 - 160,000,000
     Issued: 2003 and 2002 - 73,251,960                                                 36,626              36,626
Additional paid-in capital                                                             418,351             408,397
Treasury stock, at cost (2003 - 4,260,259 shares; 2002 - 4,576,066 shares)             (15,275)            (16,402)
Stock held in trust (2003 - 97,700 shares; 2002 - 79,632 shares)                        (2,788)             (2,417)
Unallocated stock in Employee Stock Ownership Plan (2003 - 724,068 shares;
2002 - 838,401 shares)                                                                  (2,367)             (2,777)
Retained earnings                                                                    1,235,012           1,061,361
Accumulated other comprehensive income
     Net unrealized gains on investments
     (net of income tax: 2003 - $177,642; 2002 - $128,145)                             329,907             237,983
     Accumulated gain (loss) - hedging (net of income tax:
     2003 - $1,442; 2002 - $(1,114))                                                     2,678              (2,069)
---------------------------------------------------------------------------------------------------------------------
     Total share-owners' equity                                                      2,002,144           1,720,702
---------------------------------------------------------------------------------------------------------------------
                                                                                   $24,573,991         $21,933,111
=====================================================================================================================

See Notes to Consolidated Financial Statements.

                                                   PROTECTIVE LIFE CORPORATION
                                         CONSOLIDATED STATEMENTS OF SHARE-OWNERS' EQUITY

                                                                                                             Net
                                                                                                          Unrealized  Accumulated
                                                Additional             Stock     Unallocated                Gains        Gain/       Total
                                       Common    Paid-In    Treasury   Held In    Stock in    Retained   (Losses) on    (Loss)    Share-Owners'
(dollars in thousands)                 Stock     Capital     Stock     Trust       ESOP       Earnings   Investments    Hedging     Equity
---------------------------------------------------------------------------------------------------------------------------------------------

Balance, December 31, 2000           $34,667     $289,819  $(12,812)  $(1,318)     $(3,686)    $858,761    $(51,373)    $     0   $1,114,058
                                                                                                                                   ----------
   Net income for 2001                                                                          102,943                              102,943
   Change in net unrealized gains/
     losses on innvestments (net of
     income tax - $51,729)                                                                                   96,069                   96,069
   Reclassification adjustment
     for amounts included
     in net income (net of
     income tax - $3,059)                                                                                     5,681                    5,681
   Transition adjustment
     on derivative financial
     instruments (net of
     income tax - $2,127)                                                                                     3,951                    3,951
                                                                                                                                   ----------
   Comprehensive income for 2001                                                                                                     208,644
                                                                                                                                   ----------
   Cash dividends ($0.55 per share)                                                             (37,187)                             (37,187)
   Redemption of FELINE PRIDES         1,959      111,455                                                                            113,414
   Purchase of common stock                                              (217)                                                          (217)
   Purchase of treasury stock                                (3,405)                                                                  (3,405)
   Stock-based compensation                         3,349       240                                                                    3,589
   Reissuance of treasury
    stock to ESOP                                     797        82                  (879)                                                 0
   Allocation of stock to
    employee accounts                                                               1,248                                              1,248
---------------------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2001            36,626      405,420   (15,895)   (1,535)     (3,317)      924,517      54,328           0    1,400,144
                                                                                                                                   ----------
   Net income for 2002                                                                          177,355                              177,355
   Change in net unrealized
    gains/losses on investments
    (net of income tax -$99,209)                                                                            184,246                  184,246
   Reclassification adjustment
    for amounts included in
    net income (net of income
    tax - $(318))                                                                                              (591)                    (591)
   Change in accumulated
    gain (loss) hedging (net of
   income tax - $(1,114))                                                                                                (2,069)      (2,069)
                                                                                                                                   ----------
   Comprehensive income for 2002                                                                                                     358,941
                                                                                                                                   ----------
   Cash dividends ($0.59 per share)                                                            (40,511)                              (40,511)
   Purchase of common stock                                              (882)                                                          (882)
   Purchase of treasury stock                                  (828)                                                                    (828)
   Stock-based compensation                         2,928       311                                                                    3,239
   Reissuance of treasury stock
    to ESOP                                            49        10                   (59)                                                 0
   Allocation of stock to
    employee accounts                                                                 599                                                599
---------------------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2002            36,626      408,397   (16,402)   (2,417)     (2,777)     1,061,361    237,983      (2,069)   1,720,702
                                                                                                                                   ----------
   Net income for 2003                                                                           217,050                             217,050
   Change in net unrealized
    gains/losses on investments
    (net of income tax -$69,820)                                                                            129,666                  129,666
   Reclassification adjustment
    for amounts included in
    net income (net of income
    tax - $(20,322))                                                                                        (37,742)                 (37,742)
   Change in accumulated
    gain (loss) hedging (net of
    income tax - $(2,556))                                                                                                4,747        4,747
                                                                                                                                   ----------
   Comprehensive income for 2003                                                                                                     313,721
                                                                                                                                   ----------
   Cash dividends ($0.63 per share)                                                               (43,399)                           (43,399)
   Purchase of common stock                                              (371)                                                          (371)
   Purchase of treasury stock                                                                                                              0
   Stock-based compensation                         9,195     1,009                                                                   10,204
   Reissuance of treasury stock
    to ESOP                                           759       118                   (877)                                                0
   Allocation of stock to
    employee accounts                                                                1,287                                             1,287
---------------------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2003 -
 Note 7                              $36,626     $418,351  $(15,275)  $(2,788)     $(2,367)     $1,235,012   $329,907     $2,678   $2,002,144
---------------------------------------------------------------------------------------------------------------------------------------------

See Notes to Consolidated Financial Statements.

                                                   PROTECTIVE LIFE CORPORATION
                                              CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                               Year Ended December 31
                                                                 ----------------------------------------------------
                                                                        2003              2002            2001
---------------------------------------------------------------------------------------------------------------------
                                                                               (dollars in thousands)
Cash flows from operating activities
Net income                                                          $    217,050      $  177,355     $    102,943
Adjustments to reconcile net income to net cash provided
     by operating activities:
         Realized investment (gains) losses                              (58,064)           (910)           8,740
         Amortization of deferred policy acquisition costs               225,107         239,490          154,384
         Capitalization of deferred policy acquisition costs            (381,120)       (435,324)        (317,627)
         Depreciation expense                                             12,302          11,015           12,110
         Deferred income taxes                                            77,911          36,441            6,856
         Accrued income taxes                                            (37,447)        (57,711)          98,476
         Amortization of goodwill                                              0               0            9,056
         Loss from sale of discontinued operations                             0               0           20,545
         Interest credited to universal life and investment products     647,695         900,930          944,098
         Policy fees assessed on universal life and investment products (324,773)       (268,191)        (222,415)
         Change in accrued investment income and other receivables        18,885        (272,362)        (241,517)
         Change in policy liabilities and other policyholders'funds of
             traditional life and health products                        500,871         528,122          442,193
         Change in other liabilities                                    (187,892)         98,504          157,529
         Other, net                                                       74,994         (55,214)           5,930
---------------------------------------------------------------------------------------------------------------------
Net cash provided by operating activities                                785,519         902,145        1,181,301
---------------------------------------------------------------------------------------------------------------------
Cash flows from investing activities
Investments available for sale, net of short-term investments:
         Maturities and principal reductions of investments            4,618,380       3,624,740        1,984,515
         Sale of investments                                           7,539,941      15,272,346        7,698,056
         Cost of investments acquired                                (13,173,599)    (20,014,231)     (10,903,478)
Increase in mortgage loans, net                                         (215,570)         (5,308)        (244,620)
Decrease (increase) in investment real estate, net                         2,585           5,638          (13,783)
Decrease (increase) in policy loans, net                                  40,413         (21,320)        (291,314)
Increase in other long-term investments, net                             (26,760)       (117,866)         (38,162)
Decrease (increase) in short-term investments, net                       258,442        (211,244)         (47,994)
Acquisitions and bulk reinsurance assumptions                                  0         130,515         (124,027)
Sale of discontinued operations, net of cash transferred                       0               0          216,031
Purchase of property and equipment                                       (16,618)        (10,880)         (12,212)
---------------------------------------------------------------------------------------------------------------------
Net cash used in investing activities                                   (972,786)     (1,347,610)      (1,776,988)
---------------------------------------------------------------------------------------------------------------------
Cash flows from financing activities
Borrowings under line of credit arrangements and long-term debt        6,271,766       2,119,772        2,738,763
Principal payments on line of credit arrangements and long-term debt  (6,216,546)     (2,206,874)      (2,551,677)
Payment of guaranteed preferred beneficial interests                           0         (75,000)               0
Dividends to share owners                                                (43,399)        (40,511)         (37,187)
Issuance of guaranteed preferred beneficial interests                          0         115,000          100,000
Purchase of common stock held in trust                                      (371)           (882)            (217)
Purchase of treasury stock                                                     0            (828)          (3,405)
Investment product deposits and change in universal life deposits      2,721,579       1,687,213        1,735,653
Investment product withdrawals                                        (2,511,017)     (1,177,030)      (1,315,179)
---------------------------------------------------------------------------------------------------------------------
Net cash provided by financing activities                                222,012         420,860          666,751
---------------------------------------------------------------------------------------------------------------------
Increase (decrease) in cash                                               34,745         (24,605)          71,064
---------------------------------------------------------------------------------------------------------------------
Cash at beginning of year                                                101,953         126,558           55,494
---------------------------------------------------------------------------------------------------------------------
Cash at end of year                                                   $  136,698      $  101,953       $  126,558
---------------------------------------------------------------------------------------------------------------------

See Notes to Consolidated Financial Statements.

PROTECTIVE LIFE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        (All dollar amounts in tables are in thousands except per share amounts)

1. Significant Accounting Policies

Basis of Presentation

        The accompanying consolidated financial statements of Protective Life Corporation and subsidiaries (the Company) are prepared on the basis of accounting principles generally accepted in the United States of America. Such accounting principles differ from statutory reporting practices used by insurance companies in reporting to state regulatory authorities. (See also Note 9.)

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make various estimates that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities, as well as the reported amounts of revenues and expenses. Actual results could differ from these estimates.

Entities Included

        The consolidated financial statements include the accounts, after intercompany eliminations, of Protective Life Corporation and its wholly owned subsidiaries.

Nature of Operations

        Protective Life Corporation is a holding company whose subsidiaries provide financial services through the production, distribution, and administration of insurance and investment products. The Company markets individual life insurance, credit life and disability insurance, guaranteed investment contracts, guaranteed funding agreements, fixed and variable annuities, and extended service contracts throughout the United States. The Company also maintains a separate division devoted to the acquisition of insurance policies from other companies. Founded in 1907, Protective Life Insurance Company (Protective Life) is the Company’s largest operating subsidiary.

        The operating results of companies in the insurance industry have historically been subject to significant fluctuations due to changing competition, economic conditions, interest rates, investment performance, insurance ratings, claims, persistency, and other factors.

Recently Issued Accounting Standards

        On January 1, 2001, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 133, “Accounting for Derivative Instruments and Hedging Activities”. SFAS No. 133, as amended by SFAS Nos. 137, 138, and 149, requires the Company to record all derivative financial instruments at fair value on the balance sheet. Changes in fair value of a derivative instrument are reported in net income or other comprehensive income, depending on the designated use of the derivative instrument. The adoption of SFAS No. 133 resulted in a cumulative charge to net income, net of income tax, of $7.6 million ($0.11 per share on both a basic and diluted basis) and a cumulative after-tax increase to other comprehensive income of $4.0 million on January 1, 2001. The charge to net income and increase to other comprehensive income primarily resulted from the recognition of derivative instruments embedded in the Company’s corporate bond portfolio. In addition, the charge to net income includes the recognition of the ineffectiveness on existing hedging relationships including the difference in spot and forward exchange rates related to foreign currency swaps used as an economic hedge of foreign-currency-denominated stable value contracts. The adoption of SFAS No. 133 has introduced volatility into the Company’s reported net income and other comprehensive income depending on market conditions and the Company’s hedging activities.

        On January 1, 2002, the Company adopted SFAS No. 142, “Goodwill and Other Intangible Assets.” SFAS No. 142 revises the standards for accounting for acquired goodwill and other intangible assets. The standard replaces the requirement to amortize goodwill with one that calls for an annual impairment test, among other provisions. The Company has performed an impairment test and determined that its goodwill was not impaired at October 31, 2003, and 2002. The following table illustrates adjusted income from continuing operations before cumulative effect of change in accounting principle as if this pronouncement was adopted as of January 1, 2001:

                                                                                       Year Ended December 31
                                                                             -----------------------------------------
                                                                                2003            2002         2001
----------------------------------------------------------------------------------------------------------------------
Adjusted net income:
     Income from continuing operations before
       cumulative effect of change in accounting principle                      $217,050      $177,355      $141,058
     Add back amortization of goodwill, net of income tax                                                      2,311
----------------------------------------------------------------------------------------------------------------------
Adjusted income from continuing operations before
     cumulative effect of change in accounting principle                         217,050       177,355       143,369
Loss from discontinued operations, net of income tax                                                          (9,977)
Loss from sale of discontinued operations, net of income tax                                                 (20,545)
----------------------------------------------------------------------------------------------------------------------
Adjusted net income before cumulative effect of change in
     accounting principle                                                        217,050       177,355       112,847
Cumulative effect of change in accounting principle, net of income tax                                        (7,593)
----------------------------------------------------------------------------------------------------------------------
     Adjusted net income                                                        $217,050      $177,355      $105,254
----------------------------------------------------------------------------------------------------------------------

        On January 1, 2003, the Company adopted SFAS No. 145, “Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections as of April 2002.” SFAS No. 145 rescinds SFAS No. 4, which required companies to treat the extinguishment of debt as an extraordinary item. SFAS No. 145 requires companies to apply APB Opinion No. 30 when determining the accounting for the extinguishment of debt. The statement also rescinds and amends other statements to make various technical corrections and clarifications. SFAS No. 145 requires the Company to restate previously issued financial statements to reclassify losses related to the early extinguishment of debt from extraordinary losses to operating expenses. The Company’s 2002 financial statements have been restated, in accordance with SFAS No. 145, to reclassify the $2.2 million charge, which resulted from the redemption of subordinate debentures.

        In January 2003, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. (FIN) 46, “Consolidation of Variable Interest Entities,” which was revised in December 2003. FIN 46 clarifies the application of Accounting Research Bulletin No. 51, “Consolidated Financial Statements,” to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated support from other parties. The effective date of FIN 46 is March 31, 2004, for the Company. However, FIN 46 shall be applied to entities that are considered special-purpose entities no later than as of the end of the first reporting period that ends after December 15, 2003 (December 31, 2003, for the Company). As such, the Company consolidated, as of December 31, 2003, a special-purpose entity whose investments are managed by the Company. The special-purpose entity was consolidated based on the determination that the Company was its primary beneficiary. The consolidation resulted in the Company’s reported assets and liabilities increasing by $430.6 million with an immaterial impact on the results of operations. The increase in assets was the result of the entity’s $430.6 million investment portfolio, while the increase in liabilities was due to $400.0 million of notes payable (reported in “liabilities related to variable interest entities”), $15.0 million of derivative liabilities (reported in “other liabilities”), and $15.6 million of minority interest (reported in “other liabilities”). Additionally, the Company deconsolidated, as of December 31, 2003, the special-purpose entities PLC Capital Trust III and PLC Capital Trust IV after determining the Company was not the primary beneficiary of these special-purpose entities. The deconsolidation resulted in a $6.6 million increase to “investments” and “subordinated debt securities”. The Company is currently evaluating the impact of FIN 46 on entities not considered to be special-purpose entities, which would be required to be consolidated as of March 31, 2004. Although the Company does not expect the implementation of the provisions of FIN 46, on March 31, 2004, to have a material impact on its results of operations, had the provisions been effective at December 31, 2003, the Company’s reported assets and liabilities would have increased by approximately $109 million.

        On October 1, 2003, the Company adopted Derivatives Implementation Group Issue No. B36, “Embedded Derivatives: Modified Coinsurance Arrangements and Debt Instruments That Incorporate Credit Risk Exposures That Are Unrelated or Only Partially Related to the Creditworthiness of the Obligor under Those Instruments” (DIG B36). DIG B36 requires the bifurcation of embedded derivatives within certain modified coinsurance and funds withheld coinsurance arrangements that expose the creditor to credit risk of a company other than the debtor, even if the debtor owns as investment assets the third-party securities to which the creditor is exposed. The adoption did not have a material impact on its financial condition or results of operations.

        In July 2003, the American Institute of Certified Public Accountants issued Statement of Position (SOP) 03-1, “Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts.” SOP 03-1 is effective for fiscal years beginning after December 15, 2003. SOP 03-1 provides guidance related to the reporting and disclosure of certain insurance contracts and separate accounts, including the calculation of guaranteed minimum death benefits (GMDB). SOP 03-1 also addresses the capitalization and amortization of sales inducements to contract holders. Had the provision been effective at December 31, 2003, the Company would have reported a GMDB accrual $0.3 million higher than currently reported. Although the original intent of SOP 03-1 was to address the accounting for contract provisions not addressed by SFAS No. 97, such as guaranteed minimum death benefits within a variable annuity contract, it appears that SOP 03-1 contains language that may impact the accounting for universal life products in a material way. The life insurance industry and some insurance companies have filed letters with the American Institute of Certified Public Accountants seeking clarification, guidance, delay and/or revision to more appropriately reflect the underlying economic issues of universal life insurance products. The Company is currently evaluating the impact of SOP 03-1 on the accounting for its universal life products.

        On December 31, 2003, the Company adopted SFAS No. 132, “Employers’ Disclosures about Pensions and Other Postretirement Benefits,” as revised by the FASB in December 2003. The FASB revised disclosure requirements for pension plans and other postretirement benefit plans to require more information. The revision of SFAS No. 132 did not have a material effect on the Company’s financial position or results of operations.

        On December 8, 2003, President Bush signed into law the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (Medicare Act). The Medicare Act introduces a prescription drug benefit for Medicare-eligible retirees in 2006, as well as a federal subsidy to plan sponsors that provide prescription drug benefits. In accordance with FASB Staff Position No. 106-1, the Company has elected to defer recognizing the effects of the Medicare Act for its postretirement plans under FASB Statement No. 106, “Employers’ Accounting for Postretirement Benefits Other than Pension,” until authoritative guidance on accounting for the federal subsidy is issued. The Company anticipates that the Medicare Act will not have a material impact on the financial results of the Company; therefore the costs reported in Note 11 to the Consolidated Financial Statements do not reflect these changes. The final accounting guidance could require changes to previously reported information.

Investments

        Investments are reported on the following bases less allowances for uncollectible amounts on investments, if applicable:

o	Fixed maturities (bonds and redeemable preferred stocks) – at current market value. Where market values are unavailable, the Company obtains estimates from independent pricing services or estimates market value based upon a comparison to quoted issues of the same issuer or issues of other issuers with similar terms and risk characteristics.

o	Equity securities (common and nonredeemable preferred stocks) – at current market value.

o	Mortgage loans – at unpaid balances, adjusted for loan origination costs, net of fees, and amortization of premium or discount.

o	Investment real estate – at cost, less allowances for depreciation computed on the straight-line method. With respect to real estate acquired through foreclosure, cost is the lesser of the loan balance plus foreclosure costs or appraised value.

o	Policy loans - at unpaid balances.

o	Other long-term investments – at a variety of methods similar to those listed above, as deemed appropriate for the specific investment.

o	Short-term investments – at amortized cost, which approximates current market value, except collateral from securities lending which is recorded at current market value.

        Estimated market values were derived from the durations of the Company’s fixed maturities and mortgage loans. Duration measures the relationship between changes in market value to changes in interest rates. While these estimated market values generally provide an indication of how sensitive the market values of the Company’s fixed maturities and mortgage loans are to changes in interest rates, they do not represent management’s view of future market changes, and actual market results may differ from these estimates.

        Substantially all short-term investments have maturities of three months or less at the time of acquisition and include approximately $0.6 million in bank deposits voluntarily restricted as to withdrawal.

        The market values of fixed maturities increase or decrease as interest rates fall or rise. As prescribed by generally accepted accounting principles, investments deemed as “available for sale” are recorded at their market values with the resulting unrealized gains and losses reduced by a related adjustment to deferred policy acquisition costs, net of income tax, reported as a component of share-owners’ equity. Furthermore, investments deemed as trading securities by the Company are recorded at their market values with any resulting unrealized gains and losses reported in net realized gains. The Company’s trading securities were consolidated as of December 31, 2003 in conjunction with the adoption of FIN 46, therefore, there was no income effect for the year then ended.

        Realized gains and losses on sales of investments are recognized in net income using the specific identification basis.

Derivative Financial Instruments

        The Company utilizes a risk management strategy that incorporates the use of derivative financial instruments, primarily to reduce its exposure to interest rate risk as well as currency exchange risk.

        Combinations of interest rate swap contracts, futures contracts, and option contracts are sometimes used to mitigate or eliminate certain financial and market risks, including those related to changes in interest rates for certain investments, primarily outstanding mortgage loan commitments and mortgage-backed securities. Interest rate swap contracts generally involve the exchange of fixed and variable rate interest payments between two parties, based on a common notional principal amount and maturity date. Interest rate futures generally involve exchange traded contracts to buy or sell treasury bonds and notes in the future at specified prices. Interest rate options allow the holder of the option to receive cash or purchase, sell or enter into a financial instrument at a specified price within a specified period of time. The Company uses interest rate swap contracts, swaptions (options to enter into interest rate swap contracts), caps, and floors to modify the interest characteristics of certain investments, and its Senior Notes, Medium-Term Notes, and subordinated debt securities. Swap contracts are also used to alter the effective durations of assets and liabilities. The Company uses foreign currency swaps to reduce its exposure to currency exchange risk on certain stable value contracts denominated in foreign currencies, primarily the European euro and the British pound.

        Derivative instruments expose the Company to credit and market risk. The Company minimizes its credit risk by entering into transactions with highly rated counterparties. The Company manages the market risk associated with interest rate and foreign exchange contracts by establishing and monitoring limits as to the types and degrees of risk that may be undertaken.

        The Company monitors its use of derivatives in connection with its overall asset/liability management programs and procedures. The Company’s asset/liability committee is responsible for implementing various strategies to mitigate or eliminate certain financial and market risks. These strategies are developed through the committee’s analysis of data from financial simulation models and other internal and industry sources and are then incorporated into the Company’s overall interest rate and currency exchange risk management strategies.

        All derivatives are recognized on the balance sheet (in “other long-term investments” or “other liabilities”) at their fair value (primarily estimates from independent pricing services). On the date the derivative contract is entered into, the Company designates the derivative as (1) a hedge of the fair value of a recognized asset or liability or of an unrecognized firm commitment (“fair-value” hedge), (2) a hedge of a forecasted transaction or of the variability of cash flows to be received or paid related to a recognized asset or liability (“cash-flow” hedge), or (3) as a derivative either held for investment purposes or held as an instrument designed to mitigate the economic changes in value or cash flows of another instrument (“other” derivative). Changes in the fair value of a derivative that is highly effective as – and that is designated and qualifies as – a fair-value hedge, along with the loss or gain on the hedged asset or liability that is attributable to the hedged risk (including losses or gains on firm commitments), are recorded in current-period earnings. Changes in the fair value of a derivative that is highly effective as – and that is designated and qualified as – a cash-flow hedge are recorded in other comprehensive income, until earnings are affected by the variability of cash flows. Changes in the fair value of other derivatives are recognized in current earnings and reported in “Realized investment gains (losses) – derivative financial instruments” in the Company’s consolidated statements of income.

        The Company formally documents all relationships between hedging instruments and hedged items, as well as its risk-management objective and strategy for undertaking various hedge transactions. This process includes linking all derivatives that are designated as fair-value or cash-flow hedges to specific assets and liabilities on the balance sheet or to specific firm commitments or forecasted transactions. The Company also formally assesses, both at the hedge’s inception and on an ongoing basis, whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in fair values or cash flows of hedged items. When it is determined that a derivative is not highly effective as a hedge or that it has ceased to be a highly effective hedge, the Company discontinues hedge accounting prospectively, as discussed below.

        The Company discontinues hedge accounting prospectively when (1) it is determined that the derivative is no longer effective in offsetting changes in the fair value or cash flows of a hedged item (including firm commitments or forecasted transactions); (2) the derivative expires or is sold, terminated, or exercised; (3) the derivative is designated as a hedge instrument, because it is unlikely that a forecasted transaction will occur; (4) because a hedged firm commitment no longer meets the definition of a firm commitment; or (5) management determines that designation of the derivative as a hedge instrument is no longer appropriate.

        When hedge accounting is discontinued because it is determined that the derivative no longer qualifies as an effective fair-value hedge, the derivative will continue to be carried on the balance sheet at its fair value, and the hedged asset or liability will no longer be adjusted for changes in fair value. When hedge accounting is discontinued because the hedged item no longer meets the definition of a firm commitment, the derivative will continue to be carried on the balance sheet at its fair value, and any asset or liability that was recorded pursuant to recognition of the firm commitment will be removed from the balance sheet and recognized as a gain or loss in current-period earnings. When hedge accounting is discontinued because it is probable that a forecasted transaction will not occur, the derivative will continue to be carried on the balance sheet at its fair value, and gains and losses that were accumulated in other comprehensive income will remain therein until such time as they are reclassified to earnings as originally forecasted to occur. In all situations in which hedge accounting is discontinued, the derivative will be carried at its fair value on the balance sheet, with changes in its fair value recognized in current-period earnings.

        Fair-Value Hedges. During 2003, there were no fair value hedges outstanding. In 2002 and 2001, the Company designated, as fair value hedges, callable interest rate swaps used to modify the interest characteristics of certain callable Medium-Term Notes and stable value contracts. In assessing hedge effectiveness, the Company excludes the embedded call option’s time value component from each derivative’s total gain or loss. In 2002 and 2001, total measured ineffectiveness for the fair value hedging relationships was insignificant while the excluded time value component resulted in a pre-tax gain of $0 and $1.3 million, respectively. Both the measured ineffectiveness and the excluded time value component are reported in “Realized investment gains (losses) – Derivative financial instruments” in the Company’s consolidated statements of income.

        Cash-Flow Hedges. The Company has entered into a foreign currency swap to hedge the risk of changes in the value of interest and principal payments to be made on certain of its foreign-currency-based stable value contracts. Under the terms of the swap, the Company pays a fixed U.S.-dollar-denominated rate and receives a fixed foreign-currency-denominated rate. Effective July 1, 2002, the Company designated this swap as a cash flow hedge and therefore recorded the change in the fair value of the swap during the period in accumulated other comprehensive income. In 2003 and 2002, a pretax loss of $66.0 million and $19.8 million, respectively, representing the change in fair value of the hedged contracts, and a gain of like amount representing the application of hedge accounting to this transaction, were recorded in “Realized investment gains (losses) – Derivative financial instruments” in the Company’s consolidated condensed statements of income. For the years ended December 31, 2003 and 2002, the amount of the hedge’s ineffectiveness reported in income was a $0.3 million gain and an immaterial loss, respectively. Additionally, as of December 31, 2003 and 2002, the Company reported an increase to accumulated other comprehensive income of $2.7 million (net of income tax of $1.4 million) and a reduction to accumulated other comprehensive income of $2.1 million (net of income tax of $1.1 million), respectively, related to its derivative designated as a cash flow hedge. During 2004, the Company expects to reclassify out of accumulated other comprehensive income and into earnings, as a reduction of interest expense, approximately $3.4 million.

        Other Derivatives. The Company uses certain interest rate swaps, caps, floors, swaptions, options and futures contracts as economic hedges against the changes in value or cash flows of outstanding mortgage loan commitments and certain owned investments as well as certain debt and preferred security obligations of the Company. In 2003, 2002, and 2001, the Company recognized net pre-tax gains of $5.6 million, net pre-tax gains of $46.7 million, and net pre-tax losses of $0.5 million, respectively, representing the change in fair value of these derivative instruments as well as a realized gain or loss on contracts closed during the period.

        On its foreign currency swaps, the Company recognized a $2.6 million pre-tax gain in 2003 while recognizing a $1.9 million foreign exchange pre-tax loss on the related foreign-currency-denominated stable value contracts. In 2002, the Company recognized a $70.8 million pre-tax gain while recognizing a $74.9 million foreign exchange pre-tax loss on the related foreign-currency-denominated stable value contracts. In 2001, the Company recognized an $8.2 million pre-tax loss on its foreign currency swaps while recognizing an $11.2 million foreign exchange pre-tax gain on the related foreign-currency-denominated stable value contracts. The net loss and net gain in 2002 and 2001, respectively, primarily results from the difference in the forward and spot exchange rates used to revalue the currency swaps and the stable value contracts, respectively. This net loss and net gain is reflected in “Realized investment gains (losses) – Derivative financial instruments” in the Company’s consolidated condensed statements of income.

        The Company has entered into asset swap arrangements to, in effect, sell the equity options embedded in owned convertible bonds in exchange for an interest rate swap that converts the remaining host bond to a variable rate instrument. In 2003, 2002, and 2001, the Company recognized pre-tax gains of $3.0 million, $2.0 million, and $12.2 million, respectively, for the change in the asset swaps’ fair value and recognized a $0.1 million pre-tax gain, a $7.8 million pre-tax loss, and a $16.9 million pre-tax loss, respectively, to separately record the embedded equity options at fair value.

        The Company has also entered into a total return swap in connection with a portfolio of investment securities managed by the Company for an unrelated party. The Company recognized a $2.9 million pre-tax gain, an $8.5 million pre-tax loss, and a $0.3 million pre-tax loss in 2003, 2002, and 2001, respectively, for the change in the total return swap’s fair value.

        At December 31, 2003, contracts with a notional amount of $3.6 billion were in a $152.4 million net gain position. At December 31, 2002, contracts with a notional amount of $7.1 billion were in a $89.9 million net gain position.

        The Company’s derivative financial instruments are with highly rated counterparties.

Cash

        Cash includes all demand deposits reduced by the amount of outstanding checks and drafts. The Company has deposits with certain financial institutions which exceed federally insured limits. The Company has reviewed the creditworthiness of these financial institutions and believes there is minimal risk of a material loss.

Deferred Policy Acquisition Costs

        Commissions and other costs of acquiring traditional life and health insurance, credit insurance, universal life insurance, and investment products that vary with and are primarily related to the production of new business, have been deferred. Traditional life and health insurance acquisition costs are amortized over the premium-payment period of the related policies in proportion to the ratio of annual premium income to the present value of the total anticipated premium income. Credit insurance acquisition costs are being amortized in proportion to earned premium. Acquisition costs for universal life and investment products are amortized over the lives of the policies in relation to the present value of estimated gross profits before amortization. Under SFAS No. 97, “Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Realized Gains and Losses from the Sale of Investments,” the Company makes certain assumptions regarding the mortality, persistency, expenses, and interest rates (equal to the rate used to compute liabilities for future policy benefits; currently 2.6% to 9.4%) it expects to experience in future periods. These assumptions are to be best estimates and are to be periodically updated whenever actual experience and/or expectations for the future change from that assumed. Additionally, relating to SFAS No. 115, these costs have been adjusted by an amount equal to the amortization that would have been recorded if unrealized gains or losses on investments associated with the Company’s universal life and investment products had been realized.

        The cost to acquire blocks of insurance, representing the present value of future profits from such blocks of insurance, is also included in deferred policy acquisition costs. The Company amortizes the present value of future profits over the premium payment period, including accrued interest of up to approximately 8%. The unamortized present value of future profits for all acquisitions was approximately $502.2 million and $542.5 million at December 31, 2003 and 2002, respectively. During 2003, no present value of profits was capitalized and $40.3 million was amortized. During 2002, $62.5 million of present value of future profits was capitalized (relating to acquisitions and adjustments made during the year), a $2.1 million reduction came from the sale of a small subsidiary, and $41.3 million was amortized.

        The expected amortization of the present value of future profits for the next five years is as follows:

     Year          Expected Amortization
---------------------------------------------
     2004                   $32,400
     2005                    30,700
     2006                    29,200
     2007                    28,000
     2008                    26,800
---------------------------------------------

Goodwill

        The goodwill balance at December 31, 2003 and 2002 was $47.3 million. At October 31, 2003, and 2002, the Company evaluated its goodwill and determined that fair value had not decreased below carrying value and no adjustment to impair goodwill was necessary in accordance with SFAS No. 142.

Property and Equipment

        Property and equipment are reported at cost less accumulated depreciation. The Company primarily uses the straight-line method of depreciation based upon the estimated useful lives of the assets. The Company’s Home Office building is depreciated over a thirty-nine year useful life, furniture is depreciated over a ten year useful life, office equipment and machines are depreciated over a five year useful life, and software and computers are depreciated over a three year useful life. Major repairs or improvements are capitalized and depreciated over the estimated useful lives of the assets. Other repairs are expensed as incurred. The cost and related accumulated depreciation of property and equipment sold or retired are removed from the accounts, and resulting gains or losses are included in income.

        Property and equipment consisted of the following at December 31:

                                                         2003               2002
------------------------------------------------------------------------------------
Home Office building                                  $ 48,678          $ 45,297
Data processing equipment                               35,708            31,844
Other, principally furniture and equipment              46,270            41,006
------------------------------------------------------------------------------------
                                                       130,656           118,147
Accumulated depreciation                                85,016            76,823
------------------------------------------------------------------------------------
                                                      $ 45,640          $ 41,324
------------------------------------------------------------------------------------

Separate Accounts

        The assets and liabilities related to separate accounts in which the Company does not bear the investment risk are valued at market and reported separately as assets and liabilities related to separate accounts in the accompanying consolidated financial statements.

Stable Value Product Account Balances

        The Company markets guaranteed investment contracts (GICs) to 401(k) and other qualified retirement savings plans, and fixed and floating rate funding agreements to the trustees of municipal bond proceeds, institutional investors, bank trust departments, and money market funds. Through its registered funding agreement-backed note program, the Company is able to offer secured notes to both institutional and retail investors. During the fourth quarter of 2003, the Company registered a funding agreement-backed notes program with the SEC. GICs are generally contracts that specify a return on deposits for a specified period and often provide flexibility for withdrawals at book value in keeping with the benefits provided by the plan. Stable value product account balances include GICs and funding agreements issued by the Company as well as the obligations of consolidated special purpose trusts or entities formed to purchase funding agreements issued by the Company. At December 31, 2003 and 2002 the Company had $2.8 billion and $2.2 billion, respectively of stable value product account balances marketed through structured programs. Most GICs and funding agreements written by the Company have maturities of three to seven years. At December 31, 2003, future maturities of stable value products were $1.2 billion in 2004, $2.0 billion in 2005–2006, $1.4 billion in 2007–2008, and $123.1 million after 2008.

Revenues and Benefits Expense

Traditional Life, Health, and Credit Insurance Products:

        Traditional life insurance products consist principally of those products with fixed and guaranteed premiums and benefits, and they include whole life insurance policies, term and term-like life insurance policies, limited payment life insurance policies, and certain annuities with life contingencies. Life insurance and immediate annuity premiums are recognized as revenue when due. Health and credit insurance premiums are recognized as revenue over the terms of the policies. Benefits and expenses are associated with earned premiums so that profits are recognized over the life of the contracts. This is accomplished by means of the provision for liabilities for future policy benefits and the amortization of deferred policy acquisition costs. Gross premiums in excess of net premiums related to immediate annuities are deferred and recognized over the life of the policy.

        Liabilities for future policy benefits on traditional life insurance products have been computed using a net level method including assumptions as to investment yields, mortality, persistency, and other assumptions based on the Company’s experience, modified as necessary to reflect anticipated trends and to include provisions for possible adverse deviation. Reserve investment yield assumptions on December 31, 2003 were 6.98%. The liability for future policy benefits and claims on traditional life, health, and credit insurance products includes estimated unpaid claims that have been reported to the Company and claims incurred but not yet reported. Policy claims are charged to expense in the period in which the claims are incurred.

        Activity in the liability for unpaid claims is summarized as follows:

                                                             2003             2002              2001
               ------------------------------------------------------------------------------------------
               Balance beginning of year                   $116,214         $100,023         $110,064
                    Less reinsurance                         54,765           33,723           25,830
               ------------------------------------------------------------------------------------------
               Net balance beginning of year                 61,449           66,300           84,234
               ------------------------------------------------------------------------------------------
               Incurred related to:
               Current year                                 266,676          258,612          383,371
               Prior year                                    (1,783)            (338)          (1,080)
               ------------------------------------------------------------------------------------------
               Total incurred                               264,893          258,274          382,291
               ------------------------------------------------------------------------------------------
               Paid related to:
               Current year                                 261,311          243,206          312,748
               Prior year                                    (1,406)          22,528           81,220
               ------------------------------------------------------------------------------------------
               Total paid                                   259,905          265,734          393,968
               ------------------------------------------------------------------------------------------
               Other changes:
               Acquisitions and reserve transfers                 0            2,609           (6,257)
               ------------------------------------------------------------------------------------------
               Net balance end of year                       66,437           61,449           66,300
                    Plus reinsurance                         55,395           54,765           33,723
               ------------------------------------------------------------------------------------------
               Balance end of year                         $121,832         $116,214         $100,023
               ------------------------------------------------------------------------------------------

Universal Life and Investment Products:

        Universal life and investment products include universal life insurance, guaranteed investment contracts, deferred annuities, and annuities without life contingencies. Premiums and policy fees for universal life and investment products consist of fees that have been assessed against policy account balances for the costs of insurance, policy administration, and surrenders. Such fees are recognized when assessed and earned. Benefit reserves for universal life and investment products represent policy account balances before applicable surrender charges plus certain deferred policy initiation fees that are recognized in income over the term of the policies. Policy benefits and claims that are charged to expense include benefit claims incurred in the period in excess of related policy account balances and interest credited to policy account balances. Interest rates credited to universal life products ranged from 4.6% to 6.5% and investment products ranged from 2.6% to 4.8% in 2003.

        The Company’s accounting policies with respect to variable universal life and variable annuities are identical except that policy account balances (excluding account balances that earn a fixed rate) are valued at market and reported as components of assets and liabilities related to separate accounts.

Income Taxes

        The Company uses the asset and liability method of accounting for income taxes. Income tax provisions are generally based on income reported for financial statement purposes. Deferred federal income taxes arise from the recognition of temporary differences between the basis of assets and liabilities determined for financial reporting purposes and the basis determined for income tax purposes. Such temporary differences are principally related to the deferral of policy acquisition costs and the provision for future policy benefits and expenses.

Discontinued Operations

        On December 31, 2001, the Company completed the sale to Fortis, Inc. of substantially all of its Dental Division and discontinued other remaining Dental Division related operations, primarily other health insurance lines.

        The operating results and charges related to the sale of the Dental Division and discontinuance of other related operations at December 31 are as follows:

                                                                               2003          2002            2001
-----------------------------------------------------------------------------------------------------------------------
Total revenues                                                                $12,293       $15,809         $350,916
-----------------------------------------------------------------------------------------------------------------------
Loss before income taxes from discontinued operations                         $     0       $     0         $(12,797)
Income tax benefit                                                                  0             0            2,820
-----------------------------------------------------------------------------------------------------------------------
Loss from discontinued operations                                             $     0       $     0         $ (9,977)
-----------------------------------------------------------------------------------------------------------------------
Gain from sale of discontinued operations before income tax                                                 $ 22,927
Income tax expense related to sale                                                                           (43,472)
-----------------------------------------------------------------------------------------------------------------------
Loss from sale of discontinued operations                                                                   $(20,545)
-----------------------------------------------------------------------------------------------------------------------
Loss from discontinued operations - per share (diluted and basic)             $     0       $     0         $   (.14)
Loss from sale of discontinued operations - per share (diluted and basic)                                   $   (.29)
-----------------------------------------------------------------------------------------------------------------------

        Assets and liabilities related to the discontinued lines of business of approximately $60.3 million remain at December 31, 2003.

Net Income Per Share

        Net income per share – basic is net income divided by the average number of shares of Common Stock outstanding including shares that are issuable under various deferred compensation plans. Net income per share – diluted is adjusted net income divided by the average number of shares outstanding including all diluted, potentially issuable shares that are issuable under various stock-based compensation plans and stock purchase contracts.

        Net income and a reconciliation of basic and diluted average shares outstanding for the years ended December 31 is summarized as follows:

                                                                       2003            2002            2001
--------------------------------------------------------------------------------------------------------------
Net income                                                           $217,050        $177,355        $102,943
--------------------------------------------------------------------------------------------------------------
Average shares issued and outstanding                              68,886,442      68,659,881      68,037,410
Stock held in trust                                                  (102,412)        (67,566)        (47,759)
Issuable under various deferred compensation plans                  1,249,258       1,331,640       1,420,874
--------------------------------------------------------------------------------------------------------------
Average shares outstanding - basic                                 70,033,288      69,923,955      69,410,525
Stock held in trust                                                   102,412          67,566          47,759
Stock appreciation rights                                             248,289         220,500         266,132
Issuable under various other stock-based compensation plans           260,653         250,776         225,757
--------------------------------------------------------------------------------------------------------------
Average shares outstanding - diluted                               70,644,642      70,462,797      69,950,173
--------------------------------------------------------------------------------------------------------------

Supplemental Cash Flow Information

        The following table sets forth supplemental cash flow information for the years ended December 31:

                                                                2003             2002               2001
------------------------------------------------------------------------------------------------------------
Cash paid during the year:
     Interest on debt                                         $45,341         $  39,553        $   37,020
     Income taxes                                              66,082           132,039            31,795
------------------------------------------------------------------------------------------------------------
Noncash investing and financing activities:
     Reissuance of treasury stock to ESOP                     $   877         $      59        $      879
     Change in unallocated stock in ESOP                          410               540               369
     Stock-based compensation                                  10,204             3,239             3,589
     Redemption of FELINE PRIDES (See Note 4)                                                     113,414
------------------------------------------------------------------------------------------------------------
Acquisitions and related reinsurance transactions:
     Assets acquired                                          $     0         $ 358,897        $2,554,202
     Liabilities assumed                                            0          (489,412)       (2,430,175)
------------------------------------------------------------------------------------------------------------
     Net                                                      $     0         $(130,515)       $  124,027
------------------------------------------------------------------------------------------------------------

Reclassifications

        Certain reclassifications have been made in the previously reported financial statements and accompanying notes to make the prior year amounts comparable to those of the current year. Such reclassifications had no effect on previously reported net income or share-owners’ equity.

2. Investment Operations

        Major categories of net investment income for the years ended December 31 are summarized as follows:

                                               2003               2002                2001
------------------------------------------------------------------------------------------------
Fixed maturities                             $ 743,934         $  680,825          $615,089
Equity securities                                2,321              3,500             3,550
Mortgage loans                                 208,983            218,165           208,830
Investment real estate                           3,478              2,437             4,632
Short-term investments and other                91,795            134,900            65,144
------------------------------------------------------------------------------------------------
                                             1,050,511          1,039,827           897,245
Investment expenses                             19,759             16,874            17,104
------------------------------------------------------------------------------------------------
                                            $1,030,752         $1,022,953          $880,141
------------------------------------------------------------------------------------------------

        Realized investment gains (losses) for all other investments for the years ended December 31 are summarized as follows:

                                                   2003             2002              2001
------------------------------------------------------------------------------------------------
Fixed maturities                                  $57,401           $2,674          $(7,311)
Equity securities                                  (1,372)              65            2,462
Mortgage loans and other investments                2,035           (1,829)          (3,891)
------------------------------------------------------------------------------------------------
                                                  $58,064           $  910          $(8,740)
------------------------------------------------------------------------------------------------

        In 2003, gross gains on the sale of investments available for sale (fixed maturities, equity securities, and short-term investments) were $90.3 million, and gross losses were $34.3 million. In 2002, gross gains were $45.5 million, and gross losses were $42.8 million. In 2001, gross gains were $27.5 million, and gross losses were $32.5 million.

        Each quarter the Company reviews investments with material unrealized losses and tests for other-than-temporary impairments. The Company analyzes various factors to determine if any specific other than temporary asset impairments exist. Once a determination has been made that a specific other-than-temporary impairment exists, a realized loss is incurred and the cost basis of the impaired asset is adjusted to its fair value. During 2003, 2002, and 2001, the Company recorded other-than-temporary impairments in its investments of $22.3 million, $30.2 million, and $12.6 million, respectively.

        Realized investment gains (losses) for derivative financial instruments for the years ended December 31 are summarized as follows:

                                                               2003            2002             2001
                -------------------------------------------------------------------------------------------
                Derivative financial instruments             $12,550         $28,308          $(1,114)
                -------------------------------------------------------------------------------------------

        The amortized cost and estimated market value of the Company’s investments classified as available for sale at December 31 are as follows:

                                                                               Gross          Gross
                                                              Amortized      Unrealized     Unrealized      Estimated
                                                                Cost           Gains          Losses       Market Value
-------------------------------------------------------------------------------------------------------------------------
2003
Fixed maturities:
    Bonds:
      Mortgage-backed securities                             $ 4,491,392        $132,984      $(36,112)      $ 4,588,264
      United States Government and authorities                    83,834           6,538          (119)           90,253
      States, municipalities, and political subdivisions          25,349           1,738            (1)           27,086
      Public utilities                                         1,389,389          96,926       (10,776)        1,475,539
      Convertibles and bonds with warrants                        43,384             743          (277)           43,850
      All other corporate bonds                                6,286,776         455,323       (34,476)        6,707,623
    Redeemable preferred stocks                                    2,957             207             0             3,164
-------------------------------------------------------------------------------------------------------------------------
                                                              12,323,081         694,459       (81,761)       12,935,779
Equity securities                                                 45,379           1,881          (529)           46,731
Short-term investments                                           514,619               0             0           514,619
-------------------------------------------------------------------------------------------------------------------------
                                                             $12,883,079        $696,340      $(82,290)      $13,497,129
-------------------------------------------------------------------------------------------------------------------------
2002
Fixed maturities:
    Bonds:
      Mortgage-backed securities                             $ 4,168,026        $199,316     $ (28,311)      $ 4,339,031
      United States Government and authorities                    90,647           5,752                          96,399
      States, municipalities, and political subdivisions          27,005           2,349             0            29,354
      Public utilities                                         1,153,710          61,831       (42,139)        1,173,402
      Convertibles and bonds with warrants                       115,728           2,656        (5,872)          112,512
      All other corporate bonds                                5,664,549         348,809      (101,818)        5,911,540
    Redeemable preferred stocks                                    1,700             127             0             1,827
-------------------------------------------------------------------------------------------------------------------------
                                                              11,221,365         620,840      (178,140)       11,664,065
Equity securities                                                 66,820           2,408        (4,705)           64,523
Short-term investments                                           448,399               0             0           448,399
-------------------------------------------------------------------------------------------------------------------------
                                                             $11,736,584        $623,248     $(182,845)      $12,176,987
-------------------------------------------------------------------------------------------------------------------------

        At December 31, 2003, the Company had an additional $420.1 million of fixed maturities and $4.8 million of short-term investments classified as trading securities.

        The amortized cost and estimated market value of available for sale fixed maturities at December 31, 2003, by expected maturity, are shown as follows. Expected maturities are derived from rates of prepayment that may differ from actual rates of prepayment.

                                         Estimated
                                         Amortized        Estimated
                                           Cost          Market Value
--------------------------------------------------------------------
Due in one year or less                $   543,925      $   553,842
Due after one year through
    five years                           2,541,726        2,634,178
Due after five years
    through ten years                    3,568,742        3,773,500
Due after ten years                      5,668,688        5,974,259
--------------------------------------------------------------------
                                       $12,323,081      $12,935,779
--------------------------------------------------------------------

        The following table shows our investments’ gross unrealized losses and fair value, aggregated by investment category and length of time that individual securities have been in a continuous loss position at December 31, 2003.

                                  Less Than 12 Months           12 Months or More                   Total
                               --------------------------    ------------------------    ----------------------------
                                  Market      Unrealized       Market     Unrealized         Market      Unrealized
                                  Value         Loss           Value        Loss             Value          Loss
---------------------------------------------------------------------------------------------------------------------
Mortgage-backed securities     $  653,360    $(12,329)         $100,397   $(23,784)        $753,757      $(36,113)
US government                      15,763        (119)                0          0           15,763          (119)
State, municipalities, etc.           488          (1)                0          0              488            (1)
Public utilities                  286,552     (10,080)           18,165       (696)         304,717       (10,776)
Convertible bonds                  21,409        (167)              229       (111)          21,638          (278)
Other corporate bonds             940,949     (25,414)           83,757     (9,077)       1,024,706       (34,491)
Equities                              102         (45)            2,870       (467)           2,972          (512)
---------------------------------------------------------------------------------------------------------------------
                               $1,918,623    $(48,155)         $205,418   $(34,135)      $2,124,041      $(82,290)
---------------------------------------------------------------------------------------------------------------------

        The Company considers the impairment of securities that have been in an unrealized loss position for less than 12 months to be temporary. The Company believes that it will collect all amounts contractually due and has the intent and the ability to hold these securities until maturity.

        For mortgage-backed securities in an unrealized loss position for greater than 12 months, $23.3 million of the unrealized loss relates to securities issued in Company-sponsored commercial loan securitizations. The Company does not consider these unrealized loss positions to be other than temporary, because the underlying mortgage loans continue to perform consistently with the Company’s original expectations.

        The Corporate Bonds category has gross unrealized losses of $9.1 million at December 31, 2003, composed of $2.8 million of electrical industry securities, $5.0 million of transportation industry securities, and $1.3 million of other industry securities. The aggregate decline in market value of these securities was deemed temporary due to positive factors supporting the recoverability of the respective investments. Positive factors considered included credit ratings, the financial health of the investee, the continued access of the investee to capital markets, and other pertinent information.

        At December 31, 2003 and 2002, the Company had bonds which were rated less than investment grade of $995.5 million and $869.2 million, respectively, having an amortized cost of $990.7 million and $969.4 million, respectively. Not included in these less than investment grade bonds at December 31, 2003, are $10.9 million of trading securities. At December 31, 2003, approximately $66.9 million of the bonds rated less than investment grade were securities issued in Company-sponsored commercial mortgage loan securitizations. Approximately $1,975.3 million of bonds are not publicly traded.

        The change in unrealized gains (losses), net of income tax, on fixed maturity and equity securities, classified as available for sale, for the years ended December 31 is summarized as follows:

                               2003            2002           2001
------------------------------------------------------------------------
Fixed maturities              $110,499        $227,283      $108,307
Equity securities                2,372            (480)          715
------------------------------------------------------------------------

        The Company participates in securities lending, primarily as an investment yield enhancement, whereby securities that are held as investments are loaned to third parties for short periods of time. The Company requires collateral of 102% of the market value of the loaned securities to be separately maintained. The loaned securities’ market value is monitored, on a daily basis, with additional collateral obtained as necessary. At December 31, 2003, securities with a market value of $324.5 million were loaned under these agreements. As collateral for the loaned securities, the Company receives short-term investments, which are recorded in “short-term investments” with a corresponding liability recorded in “other liabilities” to account for the Company’s obligation to return the collateral.

        At December 31, 2003, all of the Company’s mortgage loans were commercial loans of which 75% were retail, 8% were apartments, 8% were office buildings, 8% were warehouses, and 1% were other. The Company specializes in making mortgage loans on either credit-oriented or credit-anchored commercial properties. No single tenant’s leased space represents more than 2.8% of mortgage loans. Approximately 74% of the mortgage loans are on properties located in the following states listed in decreasing order of significance: Texas, Tennessee, Georgia, North Carolina, South Carolina, Alabama, Virginia, Florida, Pennsylvania, Ohio, California, Mississippi and Washington.

        Many of the mortgage loans have call provisions between 3 and 10 years. Assuming the loans are called at their next call dates, approximately $125.0 million would become due in 2004, $537.3 million in 2005 through 2008, $461.5 million in 2009 through 2013, and $40.2 million thereafter.

        At December 31, 2003, the average mortgage loan was $2.2 million, and the weighted average interest rate was 7.2%. The largest single mortgage loan was $19.6 million.

        For several years the Company has offered a type of commercial mortgage loan under which the Company will permit a slightly higher loan-to-value ratio in exchange for a participating interest in the cash flows from the underlying real estate. As of December 31, 2003 and 2002, approximately $382.7 million and $475.5 million, respectively, of the Company’s mortgage loans have this participation feature.

        At December 31, 2003 and 2002, the Company’s problem mortgage loans (over ninety days past due) and foreclosed properties totaled $11.8 million and $16.2 million, respectively. Since the Company’s mortgage loans are collateralized by real estate, any assessment of impairment is based upon the estimated fair value of the real estate. Based on the Company’s evaluation of its mortgage loan portfolio, the Company does not expect any material losses on its mortgage loans.

        At December 31, 2003 and 2002, the Company had investments related to retained beneficial interests of mortgage loan securitizations of $283.6 million and $295.7 million, respectively.

        Certain investments with a carrying value of $64.4 million were non-income producing for the twelve months ended December 31, 2003.

        Policy loan interest rates generally range from 4.5% to 8.0%.

3. Income Taxes

        The Company’s effective income tax rate related to continuing operations varied from the maximum federal income tax rate as follows:

                                                2003           2002           2001
--------------------------------------------------------------------------------------
Statutory federal income tax                    35.0%          35.0%         35.0%
    rate applied to pretax income
Amortization of nondeductible goodwill           0.0            0.0           0.1
State income taxes                               0.2            0.8           0.7
Dividends received deduction
    and tax-exempt income                       (1.5)          (2.1)         (1.8)
Low-income housing credit                       (0.3)          (0.4)         (0.5)
Other                                           (0.1)          (0.2)         (0.8)
--------------------------------------------------------------------------------------
                                                33.3%          33.1%         32.7%
--------------------------------------------------------------------------------------

        The provision for federal income tax differs from amounts currently payable due to certain items reported for financial statement purposes in periods which differ from those in which they are reported for income tax purposes.

        Details of the deferred income tax provision for the years ended December 31 are as follows:

                                                         2003           2002              2001
----------------------------------------------------------------------------------------------------
Deferred policy acquisition costs                     $ 86,911       $ 19,378          $ 81,947
Benefit and other policy liability changes              23,101         40,104           (75,422)
Temporary differences of investment income             (14,800)       (30,933)            6,285
Other items                                            (17,301)         7,892            (8,939)
----------------------------------------------------------------------------------------------------
                                                      $ 77,911       $ 36,441          $  3,871
----------------------------------------------------------------------------------------------------

        The components of the Company’s net deferred income tax liability as of December 31 were as follows:

                                                       2003               2002
-------------------------------------------------------------------------------------
Deferred income tax assets:                         $221,713            $244,814
Policy and policyholder liability reserves
Other                                                 24,790               7,489
-------------------------------------------------------------------------------------
                                                     246,503             252,303
-------------------------------------------------------------------------------------
Deferred income tax liabilities:                     485,361             398,450
Deferred policy acquisition costs
Unrealized gains (losses) on investments             139,132              96,446
-------------------------------------------------------------------------------------
                                                     624,493             494,896
-------------------------------------------------------------------------------------
Net deferred income tax liability                   $377,990            $242,593
-------------------------------------------------------------------------------------

        Under pre-1984 life insurance company income tax laws, a portion of the Company’s gain from operations which was not subject to current income taxation was accumulated for income tax purposes in a memorandum account designated as Policyholders’ Surplus. The aggregate accumulation in this account at December 31, 2003, was approximately $70.5 million. Should the accumulation in the Policyholders’ Surplus account of the life insurance subsidiaries exceed certain stated maximums, or should distributions including cash dividends be made to Protective Life Corporation in excess of approximately $1.6 billion, such excess would be subject to federal income taxes at rates then effective. Deferred income taxes have not been provided on amounts designated as Policyholders’ Surplus. Under current income tax laws, the Company does not anticipate paying income tax on amounts in the Policyholders’ Surplus accounts.

4. Long-Term Debt, Subordinated Debt Securities, and Liabilities Related to Variable Interest Entities

        Long-term debt at December 31 is summarized as follows:

                                                                 2003            2002
---------------------------------------------------------------------------------------------------
Long-term debt (year of issue):
Notes payable to banks, due 2005                                $ 25,000      $ 30,000
Floating Rate Senior Notes (2001), due 2003                            0       100,000
7.95% Senior Notes (1994), due 2004                               75,000        75,000
7.45% Medium-Term Notes (1996), due 2011                           9,852         9,852
8.00% Senior Notes (2000), due 2010, callable 2003                     0        49,858
8.10% Senior Notes (2000), due 2015, callable 2003                     0        39,843
8.25% Senior Notes (2000), due 2030, callable 2005                34,699        34,699
7.50% Senior Notes (2000), due 2016, callable 2004                59,864        59,914
4.30% Senior Notes (2003), due 2013                              250,000             0
Mortgage notes on investment real estate                           6,914         6,944
---------------------------------------------------------------------------------------------------
                                                                $461,329      $406,110
---------------------------------------------------------------------------------------------------

        Under revolving line of credit arrangements with several banks, the Company can borrow up to $200 million on an unsecured basis. No compensating balances are required to maintain the line of credit. At December 31, 2003, the Company had $25.0 million outstanding under these credit arrangements at an interest rate of 1.64%. The amounts outstanding under the line of credit are due in 2005. At December 31, 2002, the Company had $30.0 million outstanding under these credit arrangements.

        The aforementioned revolving line of credit arrangements contain, among other provisions, requirements for maintaining certain financial ratios and restrictions on indebtedness incurred by the Company and its subsidiaries. Additionally, the Company, on a consolidated basis, cannot incur debt in excess of 40% of its total capital.

        Except for the 7.95% Senior Notes, limited amounts of the Senior and Medium-Term Notes may be redeemed upon the death of the beneficial owner of the notes.

        At December 31, 2003, future maturities of long-term debt are $75.0 million in 2004, $25.0 million in 2005, and $361.3 million in 2006 or after.

        In 1997, a special purpose finance subsidiary, PLC Capital Trust II, issued $115 million of FELINE PRIDESSM which are comprised of stock purchase contracts and a beneficial ownership of 6.5% TOPrS. The sole assets of PLC Capital Trust II were $118.6 million of Protective Life Corporation 6.5% Subordinated Debentures due 2003, Series C. In February 2001, the Company issued 3,918,843 shares of its Common Stock under the stock purchase contracts. In the transaction, substantially all of the 6.5% TOPrS and the underlying subordinated debt was redeemed. The dividend rate on the TOPrS that remained outstanding after February 2001 was reset to 6.77% under a formula specified in the agreement. The remaining outstanding TOPrS and underlying subordinated debt were redeemed in April 2001.

        In August 2001, a special purpose finance subsidiary of the Company, PLC Capital Trust III, issued $100 million of 7.5% TOPrS. The 7.5% TOPrS are guaranteed on a subordinated basis by the Company. This guarantee, considered together with the other obligations of the Company with respect to the 7.5% TOPrS, constitutes a full and unconditional guarantee by the Company of PLC Capital Trust III’s obligations with respect to the 7.5% TOPrS.

        PLC Capital Trust III was formed solely to issue securities and use the proceeds thereof to purchase subordinated debentures of the Company. The sole assets of PLC Capital Trust III are $103.1 million of Protective Life Corporation 7.5% Subordinated Debentures due 2031, Series D. The Company has the right under the subordinated debentures to extend interest payment periods up to five consecutive years, and, as a consequence, dividends on the 7.5% TOPrS may be deferred (but will continue to accumulate, together with additional dividends on any accumulated but unpaid dividends at the dividend rate) by PLC Capital Trust III during any such extended interest payment period. The 7.5% TOPrS are redeemable by PLC Capital Trust III at any time on or after August 22, 2006.

        On September 25, 2002, a special purpose finance subsidiary of the Company, PLC Capital Trust IV, issued $115 million of 7.25% TOPrSSM. The 7.25% TOPrS are guaranteed on a subordinated basis by the Company. This guarantee, considered together with the other obligations of the Company with respect to the 7.25% TOPrS, constitutes a full and unconditional guarantee by the Company of PLC Capital Trust IV’s obligations with respect to the 7.25% TOPrS.

        PLC Capital Trust IV was formed solely to issue securities and use the proceeds thereof to purchase subordinated debentures of the Company. The sole assets of PLC Capital Trust IV are $118.6 million of Protective Life Corporation 7.25% Subordinated Debentures due 2032, Series E. The Company has the right under the subordinated debentures to extend interest payment periods up to five consecutive years, and, as a consequence, dividends on the 7.25% TOPrS may be deferred (but will continue to accumulate, together with additional dividends on any accumulated but unpaid dividends at the dividend rate) by PLC Capital Trust IV during any such extended interest payment period. The 7.25% TOPrS are redeemable by PLC Capital Trust IV at any time on or after September 25, 2007.

        On January 27, 2004, a special purpose finance subsidiary of the Company, PLC Capital Trust V, issued $100 million of 6.125% TOPrS. The 6.125% TOPrS are guaranteed on a subordinated basis by the Company. This guarantee, considered together with the other obligations of the Company with respect to the 6.125% TOPrS, constitutes a full and unconditional guarantee by the Company of PLC Capital Trust V’s obligations with respect to the 6.125% TOPrS.

        PLC Capital Trust V was formed solely to issue securities and use the proceeds thereof to purchase subordinated debentures of the Company. The sole assets of PLC Capital Trust V are $103.1 million of Protective Life Corporation 6.125% Subordinated Debentures due 2034, Series F. The Company has the right under the subordinated debentures to extend interest payment periods up to five consecutive years, and, as a consequence, dividends on the 6.125% TOPrS may be deferred (but will continue to accumulate, together with additional dividends on any accumulated but unpaid dividends at the dividend rate) by PLC Capital Trust V during any such extended interest payment period. The 6.125% TOPrS are redeemable by PLC Capital Trust V at any time on or after January 27, 2009.

        The majority of the proceeds of the 6.125% TOPrS was used to pay down outstanding bank debt, $59.9 million of which was issued to redeem the Company’s outstanding 7.50% 15-year Senior Notes on January 1, 2004. In addition, the Company repaid the $25 million outstanding as of December 31, 2003, on its $200 million line of credit. The balance of the proceeds will be used for general corporate purposes, affording the Company additional financial flexibility in the future.

        The subordinated debentures related to PLC Capital Trust III, PLC Capital Trust IV, and PLC Capital Trust V are reported in the accompanying balance sheets as “subordinated debt securities.”

        As of December 31, 2003, the Company consolidated a special-purpose entity, as a result of the implementation of FIN 46. The consolidated entity included a $430.6 million investment portfolio, $400.0 million of notes payable, $15.0 million of derivative liabilities, and $15.6 million of minority interest. The $400.0 million of notes payable are recognized on the balance sheet in “liabilities related to variable interest entities” and are not the legal obligations of the Company, but will be repaid with cash flows generated by the entity’s investment portfolio.

        The Company uses interest rate swap agreements to convert a portion of its debt and preferred securities from a fixed interest or dividend rate to a floating rate. These interest rate swap agreements do not qualify as hedges of the corresponding long-term debt or subordinated debt securities, under FAS 133. All net interest settlements and mark-to-market adjustments for these interest rate swap agreements are recorded as Realized investment gains (losses) — Derivative financial instruments. Interest expense on all debt, including dividends on preferred securities, totaled $43.6 million, $40.7 million and $39.3 million in 2003, 2002, and 2001, respectively.

5. Recent Acquisitions

        In January 2001, the Company coinsured a block of individual life policies from Standard Insurance Company.

        In October 2001, the Company completed the acquisition of the stock of Inter-State Assurance Company (Inter-State) and First Variable Life Insurance Company (First Variable) from ILona Financial Group, Inc., a subsidiary of Irish Life & Permanent plc of Dublin, Ireland. The purchase price was approximately $250 million. The assets acquired included $166.1 million of present value of future profits.

        In June 2002, the Company coinsured a block of traditional life and interest-sensitive life insurance policies from Conseco Variable Insurance Company (Conseco). This transaction has been accounted for as a purchase, and the results of the transaction have been included in the accompanying financial statements since its effective date.

        Summarized below are the consolidated results of operations for 2002, on an unaudited pro forma basis, as if the Conseco transaction had occurred as of January 1, 2002. The pro forma information is based on the Company’s consolidated results of operations for 2002, and on data provided by the acquired block, after giving effect to certain pro forma adjustments. The pro forma financial information does not purport to be indicative of results of operations that would have occurred had the transaction occurred on the basis assumed above nor are they indicative of results of the future operations of the combined enterprises.

(unaudited)                                      2002
------------------------------------------------------------
Total revenues                               $2,003,158
Net income                                      179,981
Net income per share - basic                       2.57
Net income per share - diluted                     2.55
------------------------------------------------------------

6. Commitments and Contingent Liabilities

        The Company is contingently liable to obtain a $20 million letter of credit under indemnity agreements with its directors. Such agreements provide insurance protection in excess of the directors’ and officers’ liability insurance in force at the time up to $20 million. Should certain events occur constituting a change in control of the Company, the Company must obtain the letter of credit upon which directors may draw for defense or settlement of any claim relating to performance of their duties as directors. The Company has similar agreements with certain of its officers providing up to $10 million in indemnification that are not secured by the obligation to obtain a letter of credit.

        The Company leases administrative and marketing office space in approximately 25 cities including Birmingham, with most leases being for periods of three to ten years. The aggregate annualized rent is approximately $8.1 million.

        In 2000, the Company entered into an arrangement with an unrelated party for the construction of a building contiguous to its existing home office complex. The unrelated party owns the building and leases it to the Company. The lease is accounted for as an operating lease under SFAS No. 13 “Accounting For Leases”. Lease payments commenced upon completion, which occurred January 31, 2003, and is based on current LIBOR interest rates and the cost of the building. At the end of the lease term, February 1, 2007, the Company may purchase the building for the original building cost of approximately $75 million. Based upon current interest rates, annual lease payments are estimated to be $1.5 million. Were the Company not to purchase the building, a payment of approximately $66 million would be due at the end of the lease term.

        Under insurance guaranty fund laws, in most states insurance companies doing business therein can be assessed up to prescribed limits for policyholder losses incurred by insolvent companies. The Company does not believe such assessments will be materially different from amounts already provided for in the financial statements. Most of these laws do provide, however, that an assessment may be excused or deferred if it would threaten an insurer’s own financial strength.

        A number of civil jury verdicts have been returned against insurers and other providers of financial services involving sales practices, alleged agent misconduct, failure to properly supervise representatives, relationships with agents or persons with whom the insurer does business, and other matters. Increasingly these lawsuits have resulted in the award of substantial judgments that are disproportionate to the actual damages, including material amounts of punitive and non-economic compensatory damages. In some states, juries, judges, and arbitrators have substantial discretion in awarding punitive and non-economic compensatory damages which creates the potential for unpredictable material adverse judgments or awards in any given lawsuit or arbitration. Arbitration awards are subject to very little appellate review. In addition, in some class action and other lawsuits, companies have made material settlement payments. The Company, like other financial service companies, in the ordinary course of business, is involved in such litigation and in arbitration. Although the outcome of any such litigation or arbitration cannot be predicted, the Company believes that at the present time there are no pending or threatened lawsuits that are reasonably likely to have a material adverse effect on the financial position, results of operations, or liquidity of the Company.

7. Share-Owners’ Equity and Restrictions and Stock-based Compensation

        Activity in the Company’s issued and outstanding Common Stock is summarized as follows:

                                                                                        Outstanding
                                                     Issued Shares    Treasury Shares      Shares
         --------------------------------------------------------------------------------------------
         Balance, December 31, 2000                    69,333,117        4,775,550      64,557,567
         Reissuance of treasury stock                                     (180,606)        180,606
         Repurchase of treasury stock                                      101,844        (101,844)
         Redemption of FELINE PRIDES                    3,918,843                        3,918,843
         --------------------------------------------------------------------------------------------
         Balance, December 31, 2001                    73,251,960        4,696,788      68,555,172
         Reissuance of treasury stock                                     (150,177)        150,177
         Repurchase of treasury stock                                       29,455         (29,455)
         --------------------------------------------------------------------------------------------
         Balance, December 31, 2002                    73,251,960        4,576,066      68,675,894
         Reissuance of treasury stock                                     (315,807)        315,807
         --------------------------------------------------------------------------------------------
         Balance, December 31, 2003                    73,251,960        4,260,259      68,991,701
         --------------------------------------------------------------------------------------------

        The Company has a Rights Agreement that provides rights to owners of the Company’s Common Stock to purchase Series A Junior Participating Cumulative Preferred Stock, or in certain circumstances, either Common Stock or common stock of an acquiring company at one-half the market price of such Common Stock or common stock, as the case may be. The rights will become exercisable if certain events occur with respect to the Company, including the acquisition by a person or group of 15% or more of the Company’s Common Stock. The Company can redeem the rights at $.01 per right in certain circumstances, including redemption until 10 business days following a public announcement that 15% or more of the Company’s Common Stock has been acquired by a person or group.

        Share owners have authorized 4,000,000 shares of Preferred Stock, $1.00 par value. Other terms, including preferences, voting, and conversion rights, may be established by the Board of Directors. In connection with the Rights Agreement, 400,000 of these shares have been designated as Series A Junior Participating Cumulative Preferred Stock, $1.00 par value, and were unissued at December 31, 2003. The remaining 3,600,000 shares of Preferred Stock, $1.00 par value, were also unissued at December 31, 2003.

        The Company sponsors a deferred compensation plan for certain of its agents. A trust was established to aid the Company in meeting its obligations under the plan. Company Common Stock owned by the trust is accounted for as treasury stock.

        The Company has an Employee Stock Ownership Plan (ESOP). The stock is used to match employee contributions to the Company’s 401(k) and Stock Ownership Plan (401(k) Plan) and to provide other employee benefits. The stock held by the ESOP that has not yet been used is the unallocated stock shown as a reduction to share-owners’ equity. The ESOP shares are dividend-paying and are considered outstanding for earnings per share calculations. Dividends on the shares are used to pay the ESOP’s note to Protective Life. If certain events associated with a change in control of the Company occur, any unallocated shares held by the ESOP will become allocable to employee 401(k) accounts.

        The Company may, from time to time, reissue treasury shares or buy in the open market additional shares of Common Stock to complete its 401(k) obligations. Accordingly, in 2002, the Company reissued from treasury 2,960 shares of Common Stock to the 401(k) Plan and reissued from treasury another 38,317 shares during 2003.

        Since 1973, the Company has had stock-based incentive plans to motivate management to focus on the Company’s long-range performance through the awarding of stock-based compensation. Under plans approved by share owners in 1997 and 2003, up to 6,500,000 shares may be issued in payment of awards.

        The criteria for payment of performance awards is based primarily upon a comparison of the Company’s average return on average equity and total rate of return over a four-year award period (earlier upon the death, disability, or retirement of the executive, or in certain circumstances, of a change in control of the Company) to that of a comparison group of publicly held life and multiline insurance companies. If the Company’s results are below the median of the comparison group, no portion of the award is earned. If the Company’s results are at or above the 90th percentile, the award maximum is earned. Awards are paid in shares of Company Common Stock.

        Performance shares and performance-based stock appreciation rights (P-SARs) awarded in 2003, 2002, 2001, and 2000, and the estimated fair value of the awards at grant date are as follows:

                  Performance                       Estimated
 Year Awarded       Shares           P-SARs         Fair Value
-----------------------------------------------------------------
     2003            148,730                          $3,900
     2002            192,360                           5,700
     2001            153,490          40,000           4,900
     2000              3,330         513,618           3,700
-----------------------------------------------------------------

        Performance shares are equivalent in value to one share of Company Common Stock times the award earned percentage payout. P-SARs convert to the equivalent of one stock appreciation right (SAR) if earned times the award percentage payout. Of the 2000 P-SARs awarded, 87,778 have been canceled and 135,764 have been converted to 145,910 SARs. The remaining 290,076 P-SARs will convert to SARs in 2004 if earned. The 40,000 P-SARs awarded in 2001 were not earned and have been canceled. The P-SARs, if earned and converted to SARs, expire 10 years after the grant date. At December 31, 2003, the total outstanding performance shares and P-SARs related to these performance-based plans measured at maximum payouts were 660,610 and 456,286, respectively.

        Between 1996 and 2003 SARs were granted (in addition to the P-SARs discussed above) to certain officers of the Company to provide long-term incentive compensation based solely on the performance of the Company’s Common Stock. The SARs are exercisable after five years (earlier upon the death, disability, or retirement of the officer, or in certain circumstances, of a change in control of the Company) and expire after ten years or upon termination of employment. The SARs activity as well as weighted average base price for 2001, 2002, and 2003 is as follows:

                                              Wtd. Avg. Base
                                                  Price        No. of SARs
----------------------------------------------------------------------------
Balance at December 31, 2000                      $18.64         875,000
SARs granted                                       26.34         138,751
P-SARs converted                                   22.31         100,072
----------------------------------------------------------------------------
Balance at December 31, 2001                      $19.92       1,113,823
SARs granted                                       32.00         480,000
SARs exercised                                     32.60         (80,000)
SARs canceled                                      22.31         (15,000)
----------------------------------------------------------------------------
Balance at December 31, 2002                      $23.90       1,498,823
SARs granted                                       26.49          95,000
P-SARs converted                                   22.31          45,838
P-SARs canceled                                    30.77         (22,500)
----------------------------------------------------------------------------
Balance at December 31, 2003                      $23.91       1,617,161
----------------------------------------------------------------------------

        The outstanding SARs at December 31, 2003, were at the following base prices:

                             SARs         Remaining Life in     Currently
     Base Price          Outstanding            Years          Exercisable
-----------------------------------------------------------------------------
       $17.44               580,000                2              580,000
        22.31               419,661                6              239,661
        31.26                50,000                7                    0
        31.29                 7,500                7                2,500
        32.00               465,000                8               30,000
        26.49                95,000                9               15,000
-----------------------------------------------------------------------------

        The SARs issued in 2001, 2002, and 2003 had estimated fair values at grant date of $0.6 million, $3.7 million, and $0.6 million, respectively. The fair value of the 2003 SARs was estimated using a Black-Scholes option pricing model. Assumptions used in the model were as follows: expected volatility of 25.0% (approximately equal to that of the S&P Life and Health Insurance Index), a risk-free interest rate of 3.1%, a dividend rate of 2.1%, and an expected exercise date of 2009.

        The Company will pay an amount equal to the difference between the specified base price of the Company’s Common Stock and the market value at the exercise date for each SAR.

        The expense recorded by the Company for its stock-based compensation plans was $5.5 million, $5.2 million, and $5.6 million in 2003, 2002, and 2001, respectively. The Company’s obligations of its stock-based compensation plans that are expected to be settled in shares of the Company’s Common Stock are reported as a component of share-owners’ equity.

        The Company has established deferred compensation plans for directors, officers, and others. Compensation deferred is credited to the participants in cash, Common Stock equivalents, or a combination thereof. The Company may, from time to time, reissue treasury shares or buy in the open market shares of Common Stock to fulfill its obligation under the plans. At December 31, 2003, the plans had 1,193,525 shares of Common Stock equivalents credited to participants.

        At December 31, 2003, approximately $529.8 million of consolidated share-owners’ equity, excluding net unrealized gains on investments, represented net assets of the Company’s insurance subsidiaries that cannot be transferred to Protective Life Corporation. In addition, the Company’s insurance subsidiaries are subject to various state statutory and regulatory restrictions on the insurance subsidiaries’ ability to pay dividends to Protective Life Corporation. In general, dividends up to specified levels are considered ordinary and may be paid thirty days after written notice to the insurance commissioner of the state of domicile unless such commissioner objects to the dividend prior to the expiration of such period. Dividends in larger amounts are considered extraordinary and are subject to affirmative prior approval by such commissioner. The maximum amount that would qualify as ordinary dividends to the Company by its insurance subsidiaries in 2004 is estimated to be $293.8 million.

8. Related Party Matters

        Certain corporations with which the Company’s directors were affiliated paid the Company premiums and policy fees or other amounts for various types of insurance and investment products. Such premiums, policy fees, and other amounts totaled $12.2 million, $16.0 million, and $19.6 million in 2003, 2002, and 2001, respectively. The Company paid commissions, interest on debt and investment products, and fees to these same corporations totaling $2.1 million, $1.6 million, and $5.9 million in 2003, 2002, and 2001, respectively. In addition, the Company has a swap contract with a related party having a notional amount of $303.7 million, which to the Company was in a $31.0 million gain position at December 31, 2003.

9. Statutory Reporting Practices and Other Regulatory Matters

        Financial statements prepared in conformity with accounting principles generally accepted in the United States of America differ in some respects from the statutory accounting practices prescribed or permitted by insurance regulatory authorities. The most significant differences are as follows: (a) acquisition costs of obtaining new business are deferred and amortized over the approximate life of the policies rather than charged to operations as incurred; (b) benefit liabilities are computed using a net level method and are based on realistic estimates of expected mortality, interest, and withdrawals as adjusted to provide for possible unfavorable deviation from such assumptions; (c) deferred income taxes are not subject to statutory limitations as to amounts recognized and are recognized through earnings as opposed to being charged to share-owners’ equity; (d) the Asset Valuation Reserve and Interest Maintenance Reserve are restored to share-owners’ equity; (e) furniture and equipment, agents’ debit balances, and prepaid expenses are reported as assets rather than being charged directly to surplus (referred to as nonadmitted assets); (f) certain items of interest income, such as mortgage and bond discounts, are amortized differently; and (g) bonds are recorded at their market values instead of amortized cost. The National Association of Insurance Commissioners (NAIC) has adopted the Codification of Statutory Accounting Principles (Codification). Codification changed statutory accounting rules in several areas and was effective January 1, 2001. The adoption of Codification did not have a material effect on the Company’s insurance subsidiaries’ statutory capital.

        The net income and share-owners’ equity prepared in conformity with statutory reporting practices compared to that reported in the accompanying consolidated financial statements are as follows:

                                                    Net Income                            Share-Owners' Equity
                                       -------------------------------------    ------------------------------------------
                                            2003         2002        2001          2003          2002             2001
--------------------------------------------------------------------------------------------------------------------------
In conformity with statutory
    reporting practices 1                 $274,244    $ (2,418)    $163,181     $1,135,942    $  852,645      $  775,138
--------------------------------------------------------------------------------------------------------------------------
In conformity with generally
    accepted accounting principles        $217,050    $177,355     $102,943     $2,002,144    $1,720,702      $1,400,144
--------------------------------------------------------------------------------------------------------------------------

1 Consolidated

        As of December 31, 2003, the Company’s insurance subsidiaries had on deposit with regulatory authorities, fixed maturity and short-term investments with a market value of approximately $74.8 million.

10. Operating Segments

        The Company operates several business segments each having a strategic focus. An operating segment is generally distinguished by products and/or channels of distribution. A brief description of each segment follows.

o The Life Marketing segment markets level premium term and term-like insurance, universal life, and variable universal life products on a national basis primarily through networks of independent insurance agents and brokers, and in the “bank owned life insurance” market.

o The Acquisitions segment focuses on acquiring, converting, and servicing policies acquired from other companies. The segment’s primary focus is on life insurance policies sold to individuals.

o The Annuities segment manufactures, sells, and supports fixed and variable annuity products. These products are primarily sold through stockbrokers, but are also sold through financial institutions and the Life Marketing segment’s sales force.

o The Stable Value Products segment markets guaranteed investment contracts to 401(k) and other qualified retirement savings plans, and sells funding agreements to special purpose entities that in turn issue notes or certificates in smaller, transferable denominations. The segment also markets fixed and floating rate funding agreements directly to the trustees of municipal bond proceeds, institutional investors, bank trust departments, and money market funds. During the fourth quarter of 2003, the Company registered a funding agreement-backed notes program with the SEC.

o The Asset Protection segment markets extended service contracts and credit life and disability insurance to protect consumers’ investments in automobiles and watercraft.

        The Company has an additional segment herein referred to as Corporate and Other. The Corporate and Other segment primarily consists of net investment income and expenses not attributable to the segments above (including net investment income on unallocated capital and interest on substantially all debt). This segment also includes earnings from several small non-strategic lines of business (primarily cancer insurance, residual value insurance, surety insurance and group annuities). During 2004, a decision was made by management to move the surety and residual value insurance lines from the Asset Protection segment to Corporate and Other. All segment information presented has been amended to reflect such change.

        The Company uses the same accounting policies and procedures to measure operating segment income and assets as it uses to measure its consolidated net income and assets. Operating segment income is generally income before income tax, adjusted to exclude any pretax minority interest in income of consolidated subsidiaries. Premiums and policy fees, other income, benefits and settlement expenses, and amortization of deferred policy acquisition costs are attributed directly to each operating segment. Net investment income is allocated based on directly related assets required for transacting the business of that segment. Realized investment gains (losses) and other operating expenses are allocated to the segments in a manner which most appropriately reflects the operations of that segment.

        Assets are allocated based on policy liabilities and deferred policy acquisition costs directly attributable to each segment.

        There are no significant intersegment transactions.

        The tables on the following pages set forth total operating segment income and assets for the periods shown. Adjustments represent the recognition of income tax expense, income from discontinued operations, and cumulative effect of change in accounting principle. Asset adjustments represent the inclusion of assets related to discontinued operations.

                                                                  Operating Segment Income for the
                                                                     Year Ended December 31, 2003
--------------------------------------------------------------------------------------------------------------------------------
                                                                   Life                                            Stable Value
                                                                 Marketing      Acquisitions        Annuities        Products
--------------------------------------------------------------------------------------------------------------------------------
Premiums and policy fees                                         $856,431         $289,906          $ 26,265
Reinsurance ceded                                                (657,778)         (75,994)
--------------------------------------------------------------------------------------------------------------------------------
   Net of reinsurance ceded                                       198,653          213,912            26,265
Net investment income                                             231,238          246,143           224,332          $233,104
Realized investment gains (losses)                                                                    22,733             9,756
Other income                                                       59,961            2,640             8,745
--------------------------------------------------------------------------------------------------------------------------------
       Total revenues                                             489,852          462,695           282,075           242,860
--------------------------------------------------------------------------------------------------------------------------------
Benefits and settlement expenses                                  253,785          291,768           197,955           186,565
Amortization of deferred policy acquisition costs                  66,078           32,690            38,196             2,279
Other operating expenses                                           10,832           43,087            28,765             5,349
--------------------------------------------------------------------------------------------------------------------------------
       Total benefits and expenses                                330,695          367,545           264,916           194,193
--------------------------------------------------------------------------------------------------------------------------------
Income from continuing operations before income tax               159,157           95,150            17,159            48,667
Less: realized investment gains (losses)                                                              22,733             9,756
Add back: related amortization of deferred
  policy acquisition cost                                                                             18,947
--------------------------------------------------------------------------------------------------------------------------------
Operating income                                                  159,157           95,150            13,373            38,911

--------------------------------------------------------------------------------------------------------------------------------
                                                                                   Corporate
                                                                    Asset             and                               Total
                                                                 Protection          Other         Adjustments      Consolidated
--------------------------------------------------------------------------------------------------------------------------------
Premiums and policy fees                                         $441,203          $ 56,507                          $1,670,312
Reinsurance ceded                                                (196,434)           (4,229)                           (934,435)
--------------------------------------------------------------------------------------------------------------------------------
   Net of reinsurance ceded                                       244,769            52,278                             735,877
Net investment income                                              36,652            59,283                           1,030,752
Realized investment gains (losses)                                                   38,125                              70,614
Other income                                                       42,238             6,698                             120,282
--------------------------------------------------------------------------------------------------------------------------------
       Total revenues                                             323,659           156,384                           1,957,525
--------------------------------------------------------------------------------------------------------------------------------
Benefits and settlement expenses                                  142,166            79,335                           1,151,574
Amortization of deferred policy acquisition costs                  80,320             5,544                             225,107
Other operating expenses                                           80,980            86,419                             255,432
--------------------------------------------------------------------------------------------------------------------------------
       Total benefits and expenses                                303,466           171,298                           1,632,113
--------------------------------------------------------------------------------------------------------------------------------
Income (loss) from continuing operations before income tax         20,193           (14,914)                            325,412
Less: realized investment gains (losses)                                             38,125
Add back: derivative gains related to corporate
  debt and investments                                                               21,087
--------------------------------------------------------------------------------------------------------------------------------
Operating income (loss)                                            20,193           (31,952)
Income tax expense                                                                                  $108,362            108,362
--------------------------------------------------------------------------------------------------------------------------------
Net income                                                                                                           $  217,050
================================================================================================================================

                                                                 Operating Segment Income for the
                                                                   Year Ended December 31, 2002
--------------------------------------------------------------------------------------------------------------------------------
                                                                      Life                                         Stable Value
                                                                    Marketing     Acquisitions      Annuities        Products
--------------------------------------------------------------------------------------------------------------------------------
Premiums and policy fees                                            $673,412        $300,818         $ 25,826
Reinsurance ceded                                                   (453,228)        (76,333)
--------------------------------------------------------------------------------------------------------------------------------
   Net of reinsurance ceded                                          220,184         224,485           25,826
Net investment income                                                209,002         252,147          220,447        $246,098
Realized investment gains (losses)                                                                      2,277          (7,061)
Other income                                                          56,372           1,636            8,876
--------------------------------------------------------------------------------------------------------------------------------
       Total revenues                                                485,558         478,268          257,426         239,037
--------------------------------------------------------------------------------------------------------------------------------
Benefits and settlement expenses                                     228,224         301,401          186,107         196,576
Amortization of deferred policy acquisition costs                    117,836          35,245           24,669           2,304
Other operating expenses                                              13,948          46,525           30,660           4,946
--------------------------------------------------------------------------------------------------------------------------------
       Total benefits and expenses                                   360,008         383,171          241,436         203,826
--------------------------------------------------------------------------------------------------------------------------------
Income from continuing operations before income tax                  125,550          95,097           15,990          35,211
Less: realized investment gains (losses)                                                                2,277          (7,061)
Add back: related amortization of deferred
  policy acquisition cost                                                                               1,981
--------------------------------------------------------------------------------------------------------------------------------
Operating income                                                     125,550          95,097           15,694          42,272

--------------------------------------------------------------------------------------------------------------------------------
                                                                                    Corporate
                                                                       Asset           and                            Total
                                                                    Protection        Other         Adjustments   Consolidated
--------------------------------------------------------------------------------------------------------------------------------
Premiums and policy fees                                            $488,705       $ 72,956                        $1,561,717
Reinsurance ceded                                                   (202,576)       (19,259)                         (751,396)
--------------------------------------------------------------------------------------------------------------------------------
   Net of reinsurance ceded                                          286,129         53,697                           810,321
Net investment income                                                 41,879         53,380                         1,022,953
Realized investment gains (losses)                                                   34,002                            29,218
Other income                                                          30,765          2,547                           100,196
--------------------------------------------------------------------------------------------------------------------------------
       Total revenues                                                358,773        143,626                         1,962,688
--------------------------------------------------------------------------------------------------------------------------------
Benefits and settlement expenses                                     204,069         50,708                         1,167,085
Amortization of deferred policy acquisition costs                     75,108         12,500                           267,662
Other operating expenses                                              94,443         72,376                           262,898
--------------------------------------------------------------------------------------------------------------------------------
       Total benefits and expenses                                   373,620        135,584                         1,697,645
--------------------------------------------------------------------------------------------------------------------------------
Income (loss) from continuing operations before income tax           (14,847)         8,042                           265,043
Less: realized investment gains (losses)                                             34,002
Add back: derivative gains related to corporate
  debt and investments                                                               23,072
--------------------------------------------------------------------------------------------------------------------------------
Operating income (loss)                                              (14,847)        (2,888)
Income tax expense                                                                                    $87,688          87,688
--------------------------------------------------------------------------------------------------------------------------------
Net income                                                                                                         $  177,355
================================================================================================================================

                                                                  Operating Segment Income for the
                                                                     Year Ended December 31, 2001
--------------------------------------------------------------------------------------------------------------------------------
                                                                       Life                                        Stable Value
                                                                     Marketing       Acquisitions     Annuities      Products
--------------------------------------------------------------------------------------------------------------------------------
Premiums and policy fees                                             $542,406          $243,915        $ 28,145
Reinsurance ceded                                                    (421,411)          (61,482)
--------------------------------------------------------------------------------------------------------------------------------
   Net of reinsurance ceded                                           120,995           182,433          28,145
Net investment income                                                 179,346           187,535         167,905       $261,079
Realized investment gains (losses)                                                                        1,139          7,218
Other income                                                           59,882               682          10,547
--------------------------------------------------------------------------------------------------------------------------------
       Total revenues                                                 360,223           370,650         207,736        268,297
--------------------------------------------------------------------------------------------------------------------------------
Benefits and settlement expenses                                      190,538           238,877         137,204        222,306
Amortization of deferred policy acquisition costs and
  goodwill                                                             41,868            20,501          24,021          1,662
Other operating expenses                                               38,243            43,232          29,434          3,961
--------------------------------------------------------------------------------------------------------------------------------
       Total benefits and expenses                                    270,649           302,610         190,659        227,929
--------------------------------------------------------------------------------------------------------------------------------
Income from continuing operations before income tax                    89,574            68,040          17,077         40,368
Less: realized investment gains (losses)                                                                  1,139          7,218
Add back: related amortization of deferred
  policy acquisition cost                                                                                   996
--------------------------------------------------------------------------------------------------------------------------------
Operating income                                                       89,574            68,040          16,934         33,150

--------------------------------------------------------------------------------------------------------------------------------
                                                                                       Corporate
                                                                        Asset             and                           Total
                                                                     Protection          Other      Adjustments     Consolidated
--------------------------------------------------------------------------------------------------------------------------------
Premiums and policy fees                                             $509,196          $66,158                      $1,389,820
Reinsurance ceded                                                    (272,930)         (15,328)                       (771,151)
--------------------------------------------------------------------------------------------------------------------------------
   Net of reinsurance ceded                                           236,266           50,830                         618,669
Net investment income                                                  47,286           36,990                         880,141
Realized investment gains (losses)                                                     (18,211)                         (9,854)
Other income                                                           46,239            3,297                         120,647
--------------------------------------------------------------------------------------------------------------------------------
       Total revenues                                                 329,791           72,906                       1,609,603
--------------------------------------------------------------------------------------------------------------------------------
Benefits and settlement expenses                                      141,789           41,910                         972,624
Amortization of deferred policy acquisition costs and
  goodwill                                                             56,824            5,737                         150,613
Other operating expenses                                               94,886           67,014                         276,770
--------------------------------------------------------------------------------------------------------------------------------
       Total benefits and expenses                                    293,499          114,661                       1,400,007
--------------------------------------------------------------------------------------------------------------------------------
Income (loss) from continuing operations before income tax             36,292          (41,755)                        209,596
Less: realized investment gains (losses)                                               (18,211)
Add back: derivative gains related to corporate
  debt and investments                                                                  10,317
--------------------------------------------------------------------------------------------------------------------------------
Operating income (loss)                                                36,292          (13,227)
Income tax expense                                                                                     $ 68,538         68,538
Discontinued operations, net of income tax                                                              (30,522)       (30,522)
Change in accounting principle, net of income tax                                                        (7,593)        (7,593)
--------------------------------------------------------------------------------------------------------------------------------
Net income                                                                                                          $  102,943
================================================================================================================================

                                                                        Operating Segment Assets
                                                                            December 31, 2003
--------------------------------------------------------------------------------------------------------------------------------
                                                                  Life                                              Stable Value
                                                                Marketing       Acquisitions       Annuities           Products
--------------------------------------------------------------------------------------------------------------------------------
Investments and other assets                                   $4,987,757          $4,356,929     $5,436,619        $4,520,955
Deferred policy acquisition costs                               1,185,102             385,042        101,096             7,186
Goodwill                                                           10,354
--------------------------------------------------------------------------------------------------------------------------------
   Total assets                                                $6,183,213          $4,741,971     $5,537,715        $4,528,141
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                                                                    Corporate
                                                                   Asset               and                              Total
                                                                Protection            Other        Adjustments      Consolidated
--------------------------------------------------------------------------------------------------------------------------------
Investments and other assets                                    $  969,742         $2,333,396        $60,261        $22,665,659
Deferred policy acquisition costs                                  171,863             10,731                         1,861,020
Goodwill                                                            36,875                 83                            47,312
--------------------------------------------------------------------------------------------------------------------------------
   Total assets                                                 $1,178,480         $2,344,210        $60,261        $24,573,991
--------------------------------------------------------------------------------------------------------------------------------

                                                                           Operating Segment Assets
                                                                                December 31, 2002
--------------------------------------------------------------------------------------------------------------------------------
                                                                    Life                                            Stable Value
                                                                  Marketing      Acquisitions      Annuities           Products
--------------------------------------------------------------------------------------------------------------------------------
Investments and other assets                                    $4,195,265        $4,565,298      $4,823,710         $3,930,669
Deferred policy acquisition costs                                  973,631           435,177          93,140              4,908
Goodwill                                                            10,354
--------------------------------------------------------------------------------------------------------------------------------
   Total assets                                                 $5,179,250        $5,000,475      $4,916,850         $3,935,577
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                                                                   Corporate
                                                                    Asset             and                              Total
                                                                  Protection         Other          Adjustments    Consolidated
--------------------------------------------------------------------------------------------------------------------------------
Investments and other assets                                    $1,041,541        $1,540,420          $ 81,643       $20,178,546
Deferred policy acquisition costs                                  190,254            10,143                           1,707,253
Goodwill                                                            36,875                83                              47,312
--------------------------------------------------------------------------------------------------------------------------------
   Total assets                                                 $1,268,670        $1,550,646          $ 81,643       $21,933,111
--------------------------------------------------------------------------------------------------------------------------------

11. Employee Benefit Plans

        The Company has a defined benefit pension plan covering substantially all of its employees. The benefits are based on years of service and the employee’s highest thirty-six consecutive months of compensation. The Company’s funding policy is to contribute amounts to the plan sufficient to meet the minimum funding requirements of ERISA plus such additional amounts as the Company may determine to be appropriate from time to time. Contributions are intended to provide not only for benefits attributed to service to date but also for those expected to be earned in the future.

        At December 31, 2003, the Company estimated that its 2004 defined benefit pension plan expense will be $6.4 million, which is the Company’s estimate of its expected contributions for 2004. The measurement date used to determine the benefit expense and benefit obligations of the plan is December 31, 2003.

        The actuarial present value of benefit obligations and the funded status of the plan at December 31 are as follows:

                                                                         2003           2002
--------------------------------------------------------------------------------------------------
Projected benefit obligation, beginning of the year                     $62,179        $50,869
Service cost - benefits earned during the year                            4,513          3,723
Interest cost - on projected benefit obligation                           4,666          4,111
Actuarial loss                                                            7,531          6,353
Benefits paid                                                            (1,435)        (2,877)
--------------------------------------------------------------------------------------------------
Projected benefit obligation, end of the year                            77,454         62,179
--------------------------------------------------------------------------------------------------
Fair value of plan assets beginning of the year                          49,450         44,024
Actual return on plan assets                                             12,886         (7,845)
Employer contribution                                                    13,170         16,149
Benefits paid                                                            (1,435)        (2,878)
--------------------------------------------------------------------------------------------------
Fair value of plan assets end of the year                                74,071         49,450
--------------------------------------------------------------------------------------------------
Plan assets less than the projected benefit obligation                   (3,383)       (12,729)
Unrecognized net actuarial  loss from past experience
      different from that assumed                                        27,453         28,252
Unrecognized prior service cost                                           1,672          1,886
Other adjustments                                                           684
--------------------------------------------------------------------------------------------------
Net pension asset                                                       $26,426        $17,409
--------------------------------------------------------------------------------------------------
Accumulated benefit obligation                                          $60,984        $47,707
Fair value of assets                                                     74,071         49,450
Unfunded accumulated benefit obligation                                 $     0        $     0
--------------------------------------------------------------------------------------------------

        Assumptions used to determine the benefit obligations as of December 31 were as follows:

                                                      2003              2002
----------------------------------------------------------------------------------
Weighted average discount rate                        6.25%              6.75%
Rates of increase in compensation level               4.00               4.50
Expected long-term rate of return on assets           8.50               8.50
----------------------------------------------------------------------------------

        Net pension cost of the defined benefit pension plan includes the following components for the years ended December 31:

                                                  2003             2002               2001
-------------------------------------------------------------------------------------------------
Service cost                                     $ 4,513         $ 3,723            $ 3,739
Interest cost                                      4,666           4,111              3,531
Expected return  on plan assets                   (5,604)         (4,265)            (3,669)
Amortization of prior service cost                   214             263                176
Amortization of losses                             1,049             302                141
Cost of divestiture                                                                     186
-------------------------------------------------------------------------------------------------
Net pension cost                                 $ 4,838         $ 4,134            $ 4,104
-------------------------------------------------------------------------------------------------

        Assumptions used to determine the net pension cost for the years ended December 31 are as follows:

                                                      2003              2002              2001
------------------------------------------------------------------------------------------------------
Weighted average discount rate                        6.75%              7.25%             7.50%
Rates of increase in compensation level               4.50               5.00              5.25
Expected long-term rate of return on assets           8.50               8.50              8.50
------------------------------------------------------------------------------------------------------

        Plan assets by category as of December 31 were as follows:

                                                      2003              2002
-----------------------------------------------------------------------------------
Cash and cash equivalents                            $ 3,273          $ 2,588
Equity securities                                     53,413           39,157
Fixed income                                          17,385            7,705
-----------------------------------------------------------------------------------
Total                                                $74,071          $49,450
-----------------------------------------------------------------------------------

        Prior to July 1999, upon an employee’s retirement, a distribution from pension plan assets was used to purchase a single premium annuity from Protective Life in the retiree’s name. Therefore, amounts shown above as plan assets exclude assets relating to such retirees. Since July 1999, retiree obligations have been fulfilled from pension plan assets. The defined benefit pension plan has a target asset allocation of 60% domestic equities, 38% fixed income, and 2% cash and cash equivalents. When calculating asset allocation, the Company includes reserves for pre-July 1999 retirees. Based on historical data of the domestic equity markets and the Company’s group annuity investments, the plan’s target asset allocation would be expected to earn annualized returns in excess of 9% per year. In arriving at the plan’s 8.5% expected rate of return, the Company has adjusted this historical data to reflect lower expectations for equity returns. The plan’s equity assets are invested in a domestic equity index collective trust managed by Northern Trust Corporation. The plan’s cash equivalents are invested in a collective trust managed by Northern Trust Corporation. The plan’s fixed income assets are invested in a group annuity contract with Protective Life.

        The Company also sponsors an unfunded excess benefits plan, which is a nonqualified plan that provides defined pension benefits in excess of limits imposed on qualified plans by federal tax law. At December 31, 2003 and 2002, the projected benefit obligation of this plan totaled $18.1 million and $17.2 million, respectively, of which $15.5 million and $14.4 million, respectively, have been recognized in the Company’s financial statements.

        Net pension costs of the excess benefits plan includes the following components for the years ended December 31:

                                                            2003           2002          2001
--------------------------------------------------------------------------------------------------
Service cost                                              $  485          $  455       $  686
Interest cost                                              1,182           1,178        1,121
Amortization of prior service cost                            16              16           19
Amortization of transition asset                                                           37
Recognized net actuarial loss                                118              71          233
Cost of divestiture and special termination benefits          81                        1,807
--------------------------------------------------------------------------------------------------
Net pension cost                                          $1,882          $1,720       $3,903
--------------------------------------------------------------------------------------------------

        In addition to pension benefits, the Company provides limited healthcare benefits to eligible retired employees until age 65. This postretirement benefit is provided by an unfunded plan. This benefit has no material effect on the Company’s consolidated financial statements. For a closed group of retirees over age 65, Protective provides a prescription drug benefit. At December 31, 2003, the Company’s liability related to this benefit was $0.3 million. The Company’s obligation is not materially affected by a 1% change in the healthcare cost trend assumptions used in the calculation of the obligation.

        Life insurance benefits for retirees from $10,000 up to a maximum of $75,000, are provided through the payment of premiums under a group life insurance policy. This plan is partially funded at a maximum of $50,000 face amount of insurance.

        The Company sponsors a defined contribution retirement plan which covers substantially all employees. Employee contributions are made on a before-tax basis as provided by Section 401(k) of the Internal Revenue Code. The Company has established an Employee Stock Ownership Plan (ESOP) to match voluntary employee contributions to the Company’s 401(k) Plan. In 1994, a stock bonus component was added to the 401(k) Plan for employees who are not otherwise under a bonus or sales incentive plan. Expense related to the ESOP consists of the cost of the shares allocated to participating employees plus the interest expense on the ESOP’s note payable to the Company less dividends on shares held by the ESOP. All shares held by the ESOP are treated as outstanding for purposes of computing earnings per share. At December 31, 2003, the Company had committed approximately 124,682 shares to be released to fund the 401(k) Plan match. The expense recorded by the Company for these employee benefits was $0.6 million, $0.1 million, and less than $0.1 million in 2003, 2002, and 2001, respectively.

12. Reinsurance

        The Company reinsures certain of its risks with, and assumes risks from, other insurers under yearly renewable term, coinsurance, and modified coinsurance agreements. Under yearly renewable term agreements, the Company generally pays specific premiums to the reinsurer and receives specific amounts from the reinsurer as reimbursement for certain expenses. Coinsurance agreements are accounted for by passing a portion of the risk to the reinsurer. Generally, the reinsurer receives a proportionate part of the premiums less commissions and is liable for a corresponding part of all benefit payments. Modified coinsurance is accounted for similarly to coinsurance except that the liability for future policy benefits is held by the original company, and settlements are made on a net basis between the companies. A substantial portion of the Company’s new life insurance and credit insurance sales is being reinsured. The Company reviews the financial condition of its reinsurers.

        The Company continues to monitor the consolidation of reinsurers and the concentration of credit risk the Company has with any reinsurer. At December 31, 2003, the Company had reinsured approximately 89.6% of the face value of its life insurance in force. The Company had reinsured approximately 59.1% of the face value of its life insurance in force with three reinsurers. These reinsurers had a minimum Standard & Poor’s rating of AA- and a minimum A. M. Best rating of A+. The Company has not experienced any credit losses for the years ended December 31, 2003, 2002, or 2001 related to these reinsurers.

        The Company has reinsured approximately $292.7 billion, $219.0 billion, and $171.4 billion in face amount of life insurance risks with other insurers representing $781.8 million, $546.0 million, and $565.1 million of premium income for 2003, 2002, and 2001, respectively. The Company has also reinsured accident and health risks representing $61.6 million, $61.5 million, and $122.7 million of premium income for 2003, 2002, and 2001, respectively. In addition, the Company reinsured property and casualty risks representing $91.0 million, $143.9 million, and $83.3 million of premium income for 2003, 2002, and 2001, respectively. In 2003 and 2002, policy and claim reserves relating to insurance ceded of $2,230.7 million and $2,304.9 million, respectively, are included in reinsurance receivables. Should any of the reinsurers be unable to meet its obligation at the time of the claim, obligation to pay such claim would remain with the Company. At December 31, 2003 and 2002, the Company had paid $53.3 million and $45.5 million, respectively, of ceded benefits which are recoverable from reinsurers. In addition, at December 31, 2003, the Company had receivables of $66.6 million related to insurance assumed.

        In 2002, the Company discovered that it had overpaid reinsurance premiums to several reinsurance companies of approximately $94.5 million. At December 31, 2002, the Company had recorded cash and receivables totaling $69.7 million, which reflected the amounts received and the Company’s then current estimate of amounts to be recovered in the future, based upon the information available. The corresponding increase in premiums and policy fees resulted in $62.5 million of additional amortization of deferred policy acquisition costs in 2002. The amortization of deferred policy acquisition costs took into account the amortization relating to the increase in premiums and policy fees as well as the additional amortization required should the remainder of the overpayment not be collected. In 2003, the Company substantially completed its recovery of the reinsurance overpayments. As a result, the Company increased premiums and policy fees by $18.4 million in 2003. The increase in premiums and policy fees resulted in $6.1 million of additional amortization of deferred policy acquisitions costs. As a result of the recoveries income before income tax increased $12.3 million and $7.2 million in 2003 and 2002, respectively.

13. Estimated Fair Values of Financial Instruments

        The carrying amounts and estimated fair values of the Company’s financial instruments at December 31 are as follows:

                                                                2003                          2002
                                                    -----------------------------------------------------------
                                                      Carrying                      Carrying
                                                      Amounts      Fair Values       Amounts       Fair Values
---------------------------------------------------------------------------------------------------------------
Assets (see Notes 1 and 2):
Investments:
    Fixed maturities                                 $13,355,911     $13,355,911   $11,664,065     $11,664,065
    Equity securities                                     46,731          46,731        64,523          64,523
    Mortgage loans on real estate                      2,733,722       2,958,052     2,518,152       2,826,133
    Short-term investments                               519,419         519,419       448,399         448,399
Cash                                                     136,698         136,698       101,953         101,953
Liabilities (see Notes 1 and 4):
Stable value product account balances                  4,676,531       4,736,681     4,018,552       4,124,192
Annuity account balances                               3,480,577       3,475,167     3,697,495       3,751,223
Debt:
    Bank borrowings                                       25,000          25,000        30,000          30,000
    Senior and Medium-Term Notes                         429,415         419,825       369,166         382,545
Subordinated debt securities                             221,650         234,526       215,000         218,580
Other (see Note 1):
    Derivative financial instruments                     153,219         153,219        92,801          92,801
---------------------------------------------------------------------------------------------------------------

        Except as noted below, fair values were estimated using quoted market prices.

        The Company estimates the fair value of its mortgage loans using discounted cash flows from the next call date.

        The Company believes the fair value of its short-term investments and notes payable to banks approximates book value due to being either short-term or having a variable rate of interest.

        The Company estimates the fair value of its guaranteed investment contracts and annuities using discounted cash flows and surrender values, respectively.

        The Company believes it is not practicable to determine the fair value of its policy loans since there is no stated maturity, and policy loans are often repaid by reductions to policy benefits.

        The Company estimates the fair value of its derivative financial instruments using market quotes or derivative pricing models. The fair values represent the net amount of cash the Company would have received (or paid) had the contracts been terminated on December 31.

14. Consolidated Quarterly Results – Unaudited

        The Company’s unaudited consolidated quarterly operating data for the years ended December 31, 2003 and 2002, are presented below. In the opinion of management, all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of quarterly results have been reflected in the data which follow. It is also management’s opinion, however, that quarterly operating data for insurance enterprises are not indicative of results to be achieved in succeeding quarters or years. In order to obtain a more accurate indication of performance, there should be a review of operating results, changes in share-owners’ equity, and cash flows for a period of several quarters. Certain reclassifications have been made in previously reported quarterly data to make the amounts comparable to those of the fourth quarter of 2003. Such reclassifications had no effect on previously reported net income.

                                                                 First          Second         Third          Fourth
                                                                Quarter        Quarter        Quarter        Quarter
-----------------------------------------------------------------------------------------------------------------------
2003                                                          $  387,094       $ 397,652      $ 424,590      $ 460,976
Premiums and policy fees
Reinsurance ceded                                               (189,417)       (205,268)      (237,996)      (301,754)
-----------------------------------------------------------------------------------------------------------------------
Net of reinsurance ceded                                         197,677         192,384        186,594        159,222
Net investment income                                            257,701         262,744        248,915        261,392
Realized investment gains (losses)                                (6,058)         33,858         17,994         24,820
Other income                                                      25,309          39,981         26,128         28,864
-----------------------------------------------------------------------------------------------------------------------
Total revenues                                                   474,629         528,967        479,631        474,298
Benefits and expenses                                            418,590         439,675        400,839        373,009
-----------------------------------------------------------------------------------------------------------------------
Income from continuing operations before income tax               56,039          89,292         78,792        101,289
Income tax expense                                                18,334          29,916         26,383         33,729
-----------------------------------------------------------------------------------------------------------------------
Net income                                                    $   37,705       $  59,376      $  52,409      $  67,560
=======================================================================================================================
Net income per share - basic                                  $      .54       $     .85      $     .75      $     .96
Average shares outstanding - basic                            69,956,505      70,004,109     70,091,080     70,079,471
Net income per share - diluted                                $      .53       $     .85      $     .74      $     .95
Average shares outstanding - diluted                          70,483,448      70,561,795     70,722,885     70,806,034
-----------------------------------------------------------------------------------------------------------------------

                                                                 First           Second        Third          Fourth
                                                                Quarter          Quarter       Quarter        Quarter
-----------------------------------------------------------------------------------------------------------------------
2002
Premiums and policy fees                                      $  377,444       $ 376,970      $ 392,131      $ 415,172
Reinsurance ceded                                               (176,683)       (200,312)      (121,744)      (252,657)
-----------------------------------------------------------------------------------------------------------------------
Net of reinsurance ceded                                         200,761         176,658        270,387        162,515
Net investment income                                            243,232         250,023        260,967        268,731
Realized investment gains (losses)                                 2,714          18,936          6,359          1,209
Other income                                                      25,804          29,033         23,927         21,432
-----------------------------------------------------------------------------------------------------------------------
Total revenues                                                   472,511         474,650        561,640        453,887
Benefits and expenses                                            410,226         393,168        484,004        410,247
-----------------------------------------------------------------------------------------------------------------------
Income from continuing operations before income tax               62,285          81,482         77,636         43,640
Income tax expense                                                20,679          27,052         26,661         13,296
-----------------------------------------------------------------------------------------------------------------------
Net income                                                     $  41,606       $  54,430      $  50,975      $  30,344
=======================================================================================================================
Net income per share - basic                                   $     .60       $     .77      $     .73      $     .44
Average shares outstanding - basic                            69,893,453      69,893,332     69,948,982     69,959,056
Net income per share - diluted                                 $     .59       $     .77      $     .73      $     .43
Average shares outstanding - diluted                          70,383,580      70,486,576     70,491,409     70,488,160
-----------------------------------------------------------------------------------------------------------------------